MASTER AGREEMENT CONCERNING LEASE
AND OPTION FOR PURCHASE AND SALE
OF MINING PROPERTIES
(Mining Claims, Montrose County, Colorado)

          This Master Agreement for Lease and Option for Purchase and Sale of Mining Properties (“Agreement”), is made effective as of the 28th day of December, 2007 (the “Effective Date”), by and between

American Nuclear Fuels (Colorado) LLC, a Colorado limited liability company, whose address is 6 Cherry Lane Drive, Cherry Hills Village, Colorado 80113-4210 (“ANF”); and

Yellowcake Mining, Inc., a Nevada corporation, whose mailing address is Suite 300 – Guinness Tower, 1055 West Hastings Street, Vancouver, BC, Canada V6E 2E9 (“YCKM”).

Recitals

          A.      This Agreement provides for six related Lease and Option Agreements for Purchase and Sale of Mining Properties to be entered into as of the date hereof between YCKM and each of Beck Mining Enterprises LLC (“Beck Mining”), Beckworth Corporation (“Beckworth”), Bedrock Development Corp. (“Bedrock”), Eagle Venture Group LLC (“Eagle Venture”), Bruce L. Beck, individually (“Beck”) and Energy Venture LLC and Uravan Land and Cattle LLC, jointly (“EV and ULC”) (collectively referred to herein as the “Claimholders”), granting YCKM leases with an option to purchase the Claimholders’ right, title and interest in and to the unpatented mining claims described on Schedule A to this Agreement (the “Mining Properties”).

          B.      The Claimholders granted to ANF rights to lease with an option to purchase the Mining Properties. ANF and YCKM subsequently entered into a Letter of Intent dated October 3, 2007, as amended on November 12, 2007, regarding the proposed acquisition by YCKM of ANF’s rights related to the Claimholder Properties as well as a lease and an option to purchase the Claimholder Properties (the “Master LOI”).

          C.      Pursuant to the Master LOI, YCKM made certain advances and payments to ANF in consideration of the agreement of ANF not to market the Mining Properties until after December 15, 2007, and the same agreement from each of the Claimholders. ANF distributed such amounts among the Claimholders as set forth in Schedule I hereof.

          D.      Pursuant to the Master LOI, ANF has transferred to YCKM its rights with respect to the lease and option to purchase the Mining Properties, and YCKM and ANF have agreed to enter into this Agreement for purposes of facilitating the grant of the leases and option to purchase the Mining Properties to YCKM and setting forth the respective rights and obligations of the parties with respect thereto.

AGREEMENT

4833-0151-4496\7
CW1597438.1

          NOW, THEREFORE, for and in consideration of Ten Dollars, the premises to this Agreement, the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged, the parties agree as follows:

ARTICLE I
Definition and Interpretation

                         1.1.      “Agreement” shall have the meaning set forth in the introductory paragraph

                         1.2.      “ANF” shall have the meaning set forth in the introductory paragraph.

                         1.3.      “ANF Distributee(s)” shall have the meaning set forth in Section 3.3(a) .

                         1.4.      “Annual Estimate of Indicated Mineral Resources” shall have the meaning set forth in Schedule E.

                         1.5.      “Assessment Engineer” shall have the meaning set forth in Schedule E.

                         1.6.      “Average V2O5 Price”shall have the meaning set forth in Schedule E.

                         1.7.      “BLM” means the Bureau of Land Management.

                         1.8.      “Business Day” shall mean a day (other than a Saturday) on which banks are open for business in Wyoming and Colorado.

                         1.9.      “Cash Payment” shall mean each amount due to ANF in US Dollars pursuant to Sections 3.1(a) and (b) as set forth on Schedules B and C and each amount due to ANF in US Dollars pursuant to Section 3.1(c) as calculated in accordance with Schedule E.

                         1.10.      “CIM” means the Canadian Institute of Mining and Metallurgy and Petroleum.

                         1.11.      “CIM Definition Standards” shall have the meaning set forth in Schedule E.

                         1.12.      “Claimholders” shall have the meaning set forth in the introductory paragraph.

                         1.13.      “Data” shall have the meaning set forth in Section 6.5(a) .

                         1.14.      “Defective Claim” shall have the meaning set forth in Section 3.6.

                         1.15.      “Effective Date” shall have the meaning set forth in the introductory paragraph.

                         1.16.      “Escrow Agent” shall have the meaning set forth in Section 7.1(a) .

                         1.17.      “Escrow Instructions” shall have the meaning set forth in Section 7.1(a) ..

                         1.18.      “Institute” shall have the meaning set forth in Section 12.1.

                         1.19.      “Laws” means all applicable United States federal, state of Colorado or local statutes, rules, codes, regulations, by-laws, interpretations, ordinances, judgments or orders enacted, promulgated, implemented, and/or issued by, any federal, state or local government entity.

                         1.20.      “Lease and Option Agreement” shall have the meaning set forth in Section 2.1.

                         1.21.      “Lease Closing” shall mean the closing of the grant by the Claimholders to YCKM of leases and options to purchase the Mining Properties pursuant to the Lease and Option Agreements.

                         1.22.      “Lease Closing Date” shall mean the date of the Lease Closing, which shall be December 28, 2007 or such later date as may be agreed among the Claimholders, YCKM and ANF.

                         1.23.      “Lease Payment Date” shall mean March 31, 2008, June 15, 2008, December 15, 2008, and each subsequent December 15 during the Lease Term (or if any such date falls on a day that is not a Business Day, the next following Business Day).

                         1.24.      “Lease Term” shall mean the term of the lease of the Mineral Properties to YCKM granted pursuant to the Lease and Option Agreements commencing on the Lease Closing Date and terminating on the earlier of the Option Closing Date or December 14, 2013, unless sooner surrendered or otherwise terminated.

                         1.25.      “Master LOI” shall have the meaning set forth in the Recitals.

                         1.26.      “Minerals” shall have the meaning set forth in Schedule H hereof

                         1.27.      “Mining Deed” shall have the meaning set forth in Section 7.1(b) .

                         1.28.      “Mining Properties” shall have the meaning set forth in the Recitals.

                         1.29.      “Option” shall mean the option of YCKM to purchase the Mining Properties as set forth in each of the Lease and Option Agreements.

                         1.30.      “Option Closing Date” shall mean the date the Escrow Agent shall deliver to YCKM the Mining Deeds following YCKM’s exercise of the Option pursuant to the Lease and Option Agreements.

                         1.31.      “Option Exercise Period” shall mean the period commencing on the day following each Supplemental Payment Date and terminating thirty (30) days prior to the next Lease Payment Date or the end of the Lease Term, whichever is earlier, during each year of the Lease Term, commencing in 2009.

                         1.32.      “Pounds” means avoirdupois pounds.

                         1.33.      “Property Maintenance Costs” shall have the meaning set forth in Section 4.1(a) .

                         1.34.      “Qualified Expenditures” shall have the meaning set forth in Section 5.1(b) of each of the Lease and Option Agreements.

                         1.35.      “Royalty” shall have the meaning set forth in Section 3.5(b) .

                         1.36.      “Royalty Deed” shall have the meaning set forth in Section 3.5.

                         1.37.      “Shares” shall mean shares of common stock of YCKM.

                         1.38.      “Supplemental Payment” shall be the amount in US Dollars designated as such and calculated in accordance with Schedule E in respect of each Supplemental Payment Date.

                         1.39.      “Supplemental Payment Date” shall mean September 30, 2008 and each subsequent September 30 during the Lease Term (or if any such date falls on a day that is not a Business Day, the next following Business Day).

                         1.40.      “Transfer Documents” shall have the meaning set forth in Section 7.1(b) .

                         1.41.      “Work Commitment” shall have the meaning set forth in Section 5.1

                         1.42.      “Work Program Period” shall mean the period commencing on the Lease Closing Date and terminating on August 31, 2008, and each subsequent one year period commencing on September 1 and terminating on the next August 31 during the Lease Term.

                         1.43.      “YCKM” shall have the meaning set forth in the introductory paragraph.

ARTICLE II
Lease and Option Agreements

                         2.1.      Lease and Option Agreements. On the Lease Closing Date, ANF will ensure that each Claimholder executes and delivers to YCKM the Lease and Option for Purchase and Sale of Mining Properties in the form (except as may be otherwise agreed among ANF, such Claimholder and YCKM) set forth following the name of the Claimholder in Schedule F hereof (the “Lease and Option Agreement”), and all such other documents as may be required to be executed and delivered by such Claimholder pursuant to the Lease and Option Agreement on the Lease Closing Date. Execution and delivery of a Lease and Option Agreement by each of the Claimholders shall be a condition precedent to the obligations of YCKM under this Agreement.

                         2.2.      Lease and Option Payments. Pursuant to the terms and conditions of each Lease and Option Agreement, YCKM is required upon each of several specified dates or events to make various payments and issue various amounts of Shares to the Claimholders. YCKM hereby confirms and recognizes its obligation to make such payments and issue such Shares (collectively, the “Claimholders’ Consideration”) pursuant to each Lease and Option Agreement.

ARTICLE III
Consideration

                         3.1.      Consideration during the Lease Term. In addition to payment of the Claimholders’ Consideration, YCKM agrees and covenants that:

                         (a) On the Lease Closing Date YCKM shall (i) pay to ANF the Cash Payment set forth as the amount due to ANF on such date in Schedule B hereof and (ii) issue to the ANF Distributees in accordance with Section 3.3 hereof the number of Shares set forth as shares due to ANF on such date in Schedule B hereof.

                         (b) On each Lease Payment Date, YCKM shall (i) pay to the ANF Distributees in accordance with Section 3.3 hereof the amount of the Cash Payment set forth as the amount due to ANF on such date in Schedule B hereof and (ii) issue to the ANF Distributees in accordance with Section 3.3 hereof the number of Shares set forth as shares due to ANF on such date in Schedule B hereof.

                         (c) On each Supplemental Payment Date, YCKM shall pay to the ANF Distributees in accordance with Section 3.3 hereof the amount of the Supplemental Payment calculated in accordance with Schedule E hereof.

                         3.2.      Consideration upon Exercise of Option. In the event YCKM exercises the Option in accordance with the Lease and Option Agreements, YCKM shall (i) pay to the ANF Distributees in accordance with Section 3.3 hereof during the Option Exercise Period the amount of the Cash Payment set forth as the amount due to ANF in Schedule C hereof with respect to the year of the Option Exercise Period during which the Option is exercised and (ii) issue to the ANF Distributees in accordance with Section 3.3 hereof the number of Shares set forth as shares due to ANF in Schedule C hereof with respect to the year of the Option Exercise Period during which the Option is exercised.

                         3.3.      Distribution of ANF Payments and Shares.

                         (a) With the exception of the amount of the Cash Payment due to ANF on the Lease Closing Date, which shall be payable directly to ANF, YCKM shall pay the amount of the Cash Payments, and shall issue the Shares, due to ANF, to the members and designees of ANF set forth on Schedule D (“ANF Distributees”) in accordance with each ANF Distributee’s respective percentage interest in ANF (as set out in Schedule D) for the benefit of ANF, provided, however, that ANF shall indemnify and hold YCKM harmless from any claim, cause of action, damages, and costs arising out of or relating to the making of any Cash Payments or issuance of the Shares to the ANF Distributees, and ANF shall cause each ANF Distributee, at the option of YCKM, to execute such receipts and disclosure documents as YCKM or its counsel reasonably deem necessary or required as a condition to receiving a Cash Payment or Shares. YCKM’s making of Cash Payments and issuance of the Shares to the ANF Distributees shall constitute prima facie evidence of payment of the Cash Payments and issuance of the Shares due to ANF as required by this Article III.

                         (b) Nothing in Schedule D shall expand or modify YCKM’s obligations to ANF hereunder. YCKM shall have no obligation to make a Cash Payment and shall have no obligation to issue Shares to any party not designated as an ANF Distributee on Schedule D; provided, however, that in the event of any transfer of rights to receive Cash Payments or Shares that meets the requirements of Article X, YCKM shall have no obligation to recognize the transferee of an ANF Distributee’s rights until YCKM has received certified copies of all legal documents effectuating such transfer reasonably acceptable to YCKM, the transferee ratifies in writing the terms of this Agreement and executes such receipts and disclosure documents as YCKM its legal counsel reasonably deem necessary or required as a condition to receiving a Cash Payment or Shares and regulatory approval is obtained for the issuance of Shares to such transferee where such regulatory approval is required.

                         (c) Nothing in this Agreement shall, nor shall it be construed to, create or grant any enforceable right, claim or remedy in the ANF Distributees, and all such rights, claims and remedies are expressly reserved to ANF. To the extent the ANF Distributees are deemed to be third party beneficiaries under this Agreement, ANF shall indemnify and hold YCKM harmless from all claims, costs and liabilities arising out of a claim by an ANF Distributee.

                         3.4.      Shares.

                         (a) The Shares shall be subject to resale restrictions which are required to be imposed on the Shares issued to the ANF Distributees hereunder, pursuant to applicable securities laws, including the rules and policies of any stock exchange upon which YCKM may be listed at the time and any applicable resale restrictions imposed by the U.S. Securities and Exchange Commission or under state securities laws.

                         (b) Each ANF Distributee entitled to Shares under this Agreement shall execute and deliver to YCKM a “Shareholder Questionnaire” in the form attached hereto as Schedule G in connection with the issuance of such Shares and agrees to YCKM filing certain personal information about the ANF Distributees with any stock exchange upon which YCKM may be listed at the time and applicable securities regulators as required by applicable securities laws and policies and the rules and policies of any such exchange. YCKM shall be entitled to reserve from issuance any Shares issuable to any ANF Distributee under this Agreement pending delivery of an executed Shareholder Questionnaire by such ANF Distributee.

                         3.5.      Royalty.

                         (a) ANF acknowledges and represents that each of the Claimholders has entered into a royalty deed in favor of ANF (the “Royalty Deeds”), and that each of the Royalty Deeds is in the form attached as Schedule H hereto.

                         (b) YCKM hereby acknowledges and expressly assumes the burden of a royalty (the “Royalty”) granted pursuant to and on the terms and conditions of each Royalty Deed. The Royalty with respect to each of the Mining Properties shall become payable in accordance with the terms of the applicable Royalty Deed. YCKM shall pay the amount of the Royalty owing from time to time to ANF to the ANF Distributees, in accordance with each ANF Distributee’s respective percentage interest in ANF, as set out in Schedule D. ANF reserves the right to transfer, and nothing herein shall be construed in any manner to restrict the right of ANF to transfer, all or any portion of its interest in the Royalty to any one or more affiliated parties or third persons.

                         3.6.      Option to Terminate or Exclude Defective Claims prior to the First Lease Payment Date. During the period between the Effective Date and the First Lease Payment Date (March 31, 2008), YCKM shall use reasonable diligence to investigate whether there exists any defect or competing rights of any third party to any of the mining claims included among the Mining Properties. YCKM’s investigation shall include an examination of public records relating to the Mining Properties as of not less than 90 days following the relevant filing dates of the Mining Properties as well as an on-site examination of each of the claims included within the Mining Properties. ANF shall provide reasonable cooperation and assistance to YCKM in its investigation, as reasonably requested by YCKM, including assistance locating the Mining Properties in the course of YCKM’s on-site examination. If as of the First Lease Payment Date, YCKM’s investigation has revealed that one or more of the mining claims included within the Mining Properties is subject to an incurable or potentially incurable defect in title or to valid or potentially valid competing rights of a third party (each, a “Defective Claim”), then YCKM has the following options under each of the Lease and Option Agreements:

                                             i.      YCKM may elect, by delivery of written notice to the relevant Lessor and ANF on or prior to the First Lease Payment Date, to exclude from the relevant Lease and Option Agreement any Defective Claim, provided that YCKM may not elect to exclude more than 80% of the mining claims included under any one Lease and Option Agreement;

                                             ii.      YCKM may elect, by delivery of written notice to the Lessor and ANF on or prior to the First Lease Payment Date, to terminate the relevant Lease and Option Agreement.

If YCKM elects to exclude any Defective Claims from one or more Lease and Option Agreements as described in this Section 3.6 or to terminate any Lease and Option Agreement(s) as described in this Section 3.6, then (i) Defective Claims excluded from any Lease and Option Agreement shall henceforth be deemed excluded in their entirety from this Agreement, (ii) all Mining Properties covered by terminated Lease and Option Agreements shall henceforth be deemed excluded in their entirety from this Agreement, (iii) all payments and issues of Shares to ANF pursuant to Sections 3.1(a), 3.1(b) and 3.2 shall be reduced by the percentage that the sum of the number of Defective Claims excluded from all the Lease and Option Agreements and the number of Mining Properties covered by terminated Lease and Option Agreements bears to the total number of mining claims included within the Mining Properties (the reduction in the amounts due and numbers of Shares issuable with respect to the First Lease Payment Date being applied against the amounts due and numbers of Shares issuable with respect to the Second Lease Payment Date, and, if necessary, subsequent Lease Payment Dates), (iv) YCKM shall make no claim against Lessor or ANF in the event that YCKM suffers any loss arising from the exclusion of such Defective Claims from this Agreement and the Lease and Option Agreements, and (v) notwithstanding anything to the contrary herein, neither ANF nor YCKM shall have any further liability to the other in respect of such Defective Claims and terminated Lease and Option Agreements. In the event that YCKM elects to terminate all of the Lease and Option Agreements as described in this Section 3.6, ANF shall promptly (i) repay to YCKM the amount paid to ANF on the Effective Date and (ii) reassign to YCKM the number of Shares issued to ANF on the Effective Date. Thereafter, this Agreement shall be terminated and notwithstanding anything to the contrary herein, neither ANF nor YCKM shall have any further liability to the other whatsoever. In no event shall ANF have any obligation to repay any amount paid or advanced to ANF and/or the Claimholders by YCKM prior to the Effective Date, and ANF shall be entitled to retain all such amounts distributed to ANF notwithstanding termination of this Agreement or one or more of the Lease and Option Agreements. If YCKM makes no election as described in this Section 3.6 either to exclude Defective Claims from any Lease and Option Agreement or to terminate any Lease and Option Agreement, then this Agreement shall remain in full force and effect and YCKM (i) shall be deemed to have accepted and consented to any defect in Lessor’s title to any Defective Claims that remain subject to the Lease and Option Agreements known to YCKM on or prior to the First Lease Payment Date, (ii) shall, upon exercise of the Option, take title to any such Defective Claims subject to any such defects, and (iii) shall make no claim against any Claimholder or ANF in the event that YCKM suffers any loss arising from such defects.

ARTICLE IV
Protection of Mining Properties

                         4.1.      Property Maintenance.

                         (a) YCKM shall (i) pay all taxes levied or assessed against the Mining Properties and due during the Lease Term, and (ii) pay and perform all applicable fees and work requirements to hold the unpatented mining claims included in the Mining Properties and file and/or record in the applicable office(s) all evidence of such payments as is required by Law (the cost of which is referred to herein as “Property Maintenance Costs”) not less than forty-five (45) days prior to the date such obligations become due. YCKM shall provide ANF evidence of payment and performance of the Property Maintenance Costs as incurred and paid. Property Maintenance Costs shall constitute Qualified Expenditures.

                         (b) Upon abandonment of the Mining Properties, or termination by YCKM of this Agreement, YCKM shall remain liable for any Property Maintenance Costs that are due and payable within sixty (60) days or less following the date of abandonment or termination.

                         4.2.      Amendments, Relocations and Patents. During the term of this Agreement YCKM shall have the right (but not the obligation) acting in good faith and in a prudent manner to amend or relocate any or all of the unpatented mining claims included in the Mining Properties, to locate placer claims on ground theretofore covered by lode claims and vice versa, to locate mill sites on ground theretofore covered by mining claims and vice versa, and to locate any fractions existing on the Effective Date or resulting from the location, amendment, or relocation of mining claims or mill sites. All such locations, amendments, or relocations shall be made in the name of the relevant Claimholders. All expenses authorized by YCKM in connection with the locating, amending, or relocating mining claims or mill sites shall be borne by YCKM and shall constitute Qualified Expenditures for purposes of YCKM’s Work Commitment. The rights of YCKM under this Agreement shall extend to all such locations, amended locations, and relocations of the mining claims and mill sites, and the Royalty shall extend to all such locations. At the request of ANF or the relevant Claimholders, YCKM shall execute and record any documents necessary to clarify and confirm the interests of the Claimholders and ANF in the new, amended or relocated mining or mill site claims.

                         4.3.      Change in Federal Mining Law. If the United States establishes a leasing system or other system of tenure for lands or minerals now subject to location under the mining laws, and if the new system gives the Claimholders an election to acquire rights under the new system in exchange for or in modification of the Claimholders’ existing rights, upon prior written consent of the Claimholders pursuant to the Lease and Option Agreements, YCKM may make the election in the name of the relevant Claimholders with respect to any or all of the unpatented claims included in the

Mining Properties. Thereafter, during the term of this Agreement YCKM shall pay all royalties, rentals, bonuses, fees, and other amounts required by the new system, but YCKM shall be entitled to credit all such payments as Qualified Expenditures.

ARTICLE V
Work Commitment

                         5.1.      Work Commitment. During each Work Program Period, YCKM shall make Qualified Expenditures on or for the benefit of the Mining Properties in the amounts set forth in Section 5.1 of each of Lease and Option Agreements (each of which Sections are hereby incorporated by reference), but in no event less than the minimal amount necessary to maintain and preserve each and all of the unpatented mining claims included within the Mining Properties under all applicable Laws (the “Work Commitment”). The Work Commitment shall include, but shall not be limited to, the making of all Qualified Expenditures reasonably required to complete the Annual Assessment of Indicated Mineral Resources referred to in Schedule E hereof. Exploration activities undertaken on the Mining Properties pursuant to the Work Commitment shall be undertaken in a manner consistent with the Exploration Best Practices Guidelines adopted by the CIM on August 20, 2000 (http://www.cim.org/definitions/explorationBESTPRACTICE.pdf).

                         5.2.      Reporting and Audits.

                         (a) YCKM shall furnish ANF within 20 days following the end of each Work Program Period a report itemizing and detailing all Qualified Expenditures incurred by or for the benefit of YCKM and deemed by YCKM to qualify as such for the purposes of this Agreement. ANF shall be conclusively deemed to have accepted YCKM’s determination that such Qualified Expenditures satisfy the terms and conditions of this Agreement unless ANF shall have made written exception within thirty (30) days after receipt by ANF of YCKM’s statement of Qualified Expenditures.

                         (b) ANF at ANF’s sole cost and expense and at such time reasonably acceptable to YCKM, shall have the right to conduct an audit of background records maintained by YCKM relating to the Qualified Expenditures for each Work Program Period.

                         5.3.      Termination of Obligation upon Exercise of Option. Upon termination of this Agreement by exercise of the Option, YCKM shall not be required to complete any Qualified Expenditures, the obligation for which has not yet matured; except that, for so long as the Mining Properties remain unpatented mining claims, and unless YCKM has abandoned such Mining Properties in compliance with Section 8.3 hereof, YCKM covenants and agrees, following such termination, to pay and perform, in a timely manner, all work upon the Mining Properties as is necessary to maintain the Mining Properties under all applicable Laws.

ARTICLE VI
Operations

                         6.1.      Operations.

                         (a) YCKM shall conduct all operations on the Mining Properties in a good and workmanlike manner and in accordance with accepted mining practice and all Laws, including, but not limited to, all Laws regarding reclamation of the Mining Properties. Without in any manner limiting the generality of the foregoing, YCKM shall post and provide all and any mined land reclamation performance bonds required in order to commence operations upon the Mining Properties. All decisions with respect to exploration and development of the Mining Properties, including all decisions regarding the commencement, suspension, resumption, or termination of any operations, shall be made by YCKM in its sole discretion. There are no covenants or agreements regarding these matters other than those expressly set forth in this Agreement.

                         (b) If this Agreement is inconsistent with or contrary to any Law, the Law shall control and this Agreement shall be deemed to be modified accordingly.

                         (c) YCKM hereby agrees to indemnify and hold ANF harmless from and against any cost, damage, claim, penalty, fine, liability or expense (including reasonable attorney's fees) incurred by or claimed against ANF, directly or indirectly, (i) as a result of YCKM's use or occupancy of the Mining Properties, (ii) by reason of any failure of YCKM, or its partners, officers, agents or employees, to perform its obligations under this Agreement, or (iii) otherwise as a result of YCKM’s fault or negligence.

                         (d) ANF hereby agrees to indemnify and hold YCKM harmless from and against any cost, damage, claim, penalty, fine, liability or expense (including reasonable attorney's fees) incurred by or claimed against YCKM, directly or indirectly, (i) as a result of ANF's use or occupancy of the Mining Properties, (ii) by reason of any failure of ANF, or its partners, officers, agents or employees, to perform its obligations under this Agreement (subject to Section 9.1(b), or (iii) otherwise as a result of the ANF’s fault or negligence.

                         (e) This Section 6.1 shall survive termination of this Agreement for so long as YCKM has not abandoned such Mining Properties in compliance with Section 8.3 hereof.

                         6.2.      No Implied Covenants. No covenants or conditions relating to the exploration, development, mining, or related operations on or in connection with the Mining Properties, or the timing thereof, other than those expressly provided in this Agreement, shall be implied.

                         6.3.      Protection From Liens and Damages. YCKM shall keep the Mining Properties free of liens for labor performed, materials, equipment or merchandise furnished for use in the Mining Properties under this Agreement.

                         6.4.      Inspection.

                         (a) ANF or ANF’s authorized representative, at its sole risk and expense, may enter upon the Mining Properties at any reasonable time for the purpose of inspection, but shall enter at ANF’s own risk and so as not to hinder unreasonably the operations of YCKM.

                         (b) ANF or ANF’s authorized representative may, at any reasonable time and at its sole expense, inspect any records pertinent and necessary for the purpose of substantiating the compliance of YCKM with the provisions of this Agreement and the Royalty.

                         (c) This Section 6.4 shall survive termination of this Agreement for so long as YCKM has not abandoned such Mining Properties in compliance with Section 8.3 hereof.

                         6.5.      Data.

                         (a) Prior to, or as soon as practicable following, the Lease Closing Date ANF shall deliver to YCKM all drill core, all geological, geophysical, and engineering data and maps, logs of drill holes, results of assaying and sampling, and similar data concerning the Mining Properties (or copies thereof) (“Data”) which are in ANF’s possession or control. Promptly thereafter, YCKM shall prepare and deliver to ANF an inventory of all Data delivered to YCKM by ANF and the Claimholders.

                         (b) Upon the expiration, surrender or other termination of this Agreement (except by exercise of the Option), YCKM shall, within sixty (60) days after such termination, (i) provide to ANF copies of all drill core and original data delivered by ANF and Claimholders to YCKM which are then in YCKM’s possession or control, and (ii) make available for inspection and copying by ANF all factual geological and geophysical data and maps (not including interpretive data), logs of drill holes, and results of assaying and sampling pertaining the Mining Properties which YCKM has produced and/or obtained as a result of its exploration work under this Agreement and which are then in YCKM’s possession or control.

                         (c) Neither party makes any representation or warranty as to the accuracy or interpretation of any such data or information provided to the other party pursuant to this Agreement, and shall not be liable on account of any use by the other party or any other person of any such data or information. YCKM shall not be liable for the loss or destruction of any drill cores or drill core samples.

                         6.6.      Confidentiality. During the Lease Term, all information obtained by ANF or ANF’s authorized representatives from YCKM arising out of YCKM’s activities on the Mining Properties pursuant to this Agreement shall be kept strictly confidential by ANF and shall not be released to any third person except upon the prior written consent of YCKM or as required by any applicable Laws.

ARTICLE VII
Escrow, Exercise of Option and Closing

                         7.1.      Escrow. On or before the Lease Closing Date, the parties shall complete the following obligations.

                         (a) ANF, the Claimholders and YCKM shall enter into an escrow incorporating instructions substantially the form attached hereto as Exhibit 1 (“Escrow Instructions”) and shall take such actions as are necessary and appropriate to cause the Escrow Instructions to be executed and accepted by the financial, title or other third party institution selected to act as escrow agent under the Escrow Instructions (“Escrow Agent”).

                         (b) The Claimholders shall execute, acknowledge and deliver to the Escrow Agent to be held for the benefit of YCKM, subject to the terms of the Escrow Instructions, Mining Deeds substantially in the form attached hereto as Exhibit 2 conveying to YCKM the Mining Properties

(“Mining Deed”). The Mining Deed shall be made subject to the royalties reserved by the Claimholders pursuant to the Lease and Option Agreements. YCKM’s ownership rights in the Mining Properties shall also remain subject to the Royalty granted by the Claimholders to ANF and acknowledged by YCKM in Section 3.5 hereof.

                         (c) YCKM shall be liable for and shall pay all fees and charges of the Escrow Agent.

                         7.2.      Exercise of Option. YCKM may exercise the Option to purchase the Mining Properties pursuant to the Lease and Option Agreements only by payment during the Option Exercise Period of the aggregate amount of all the Cash Payments and the issuance of all the Shares required to be paid and issued pursuant to Section 3.2 hereof and Section 3.2 of each of the Lease and Option Agreements, and, in the event that YCKM is then in default of any of its obligations hereunder or under any of the Lease and Option Agreements to make Cash Payments and/or issue Shares, by curing any such default during the Option Exercise Period. The Option shall not be exercisable as to less than all of the Mining Properties in accordance with this Agreement and each of the Lease and Option Agreements.

                         7.3.      Closing. Upon the last event constituting full payment of all Cash Payments and complete issuance of all Shares required to be paid or issued during the Option Exercise Period in order to exercise the Option pursuant to this Agreement and the Lease and Option Agreements, YCKM shall provide concurrent written notice to ANF, the Claimholders and the Escrow Agent that it has fulfilled all obligations required to be fulfilled in order to exercise the Option. Provided that the Escrow Agent has not received written notice from ANF or any Claimholder disputing the validity of YCKM’s exercise of the Option within ten (10) days of receipt of YCKM’s notice, the Escrow Agent shall promptly deliver to YCKM the Mining Deeds, and upon such delivery the Escrow Instructions shall terminate, except for such provisions that specifically survive. YCKM shall pay all registration charges and transfer fees properly payable on and in connection with the sale and transfer of the Mining Properties to YCKM.

                         7.4.      Public Disclosure. ANF hereby consents to the filing by YCKM of this Agreement as a public document with the United States Securities and Exchange Commission and the identification of ANF in news releases and other continuous disclosure documents where required to comply with YCKM’s public disclosure obligations under the laws of Colorado and the United States and the policies of any stock exchange upon which YCKM may be listed at the time.

ARTICLE VIII
Default; Termination and Surrender

                         8.1.      Default.

                         (a) If either party (the “Notifying Party”) believes the other party (the “Notified Party”) is in breach of this Agreement, the Notifying Party shall notify the Notified Party and give it the opportunity, as set forth in this subsection, to cure such breach. If the Notified Party does not:

                                   i.      cure such breach within thirty (30) days of the Notified Party’s actual receipt of said notice,

                                        ii.      as to breaches that can be cured, but cannot be cured within thirty (30) days of the Notified Party’s actual receipt of said notice using reasonable diligence, commence (and notify the Notifying Party of its commencement) to cure such breach within thirty (30) days after its actual receipt of notice and thereafter diligently pursue all steps necessary to cure the breach as expeditiously as is reasonable under the circumstances and thereafter cure the breach (it being intended in connection with a breach not susceptible of being cured with due diligence within said thirty (30) day period that the time within which to cure the same shall be extended for such period as may be necessary to complete the same with all due diligence),

                                        iii.      notify the Notifying Party within thirty (30) days of its actual receipt of notice from the Notifying Party that it disputes that there has been a breach and submit the dispute for resolution in accordance with Article 12 hereof within ten days after it so notifies the Notifying Party;

and if such breach is determined to be of a material nature, then, subject to the other provisions of this Section, the Notifying Party may terminate this Lease upon notice to the Notified Party.

                              (b) If the Notified Party contests the existence of an alleged breach in accordance with Article 12 hereof, then this Agreement may not be terminated, and shall not terminate, under this Section until the arbitrators have rendered a final decision. In the event said final decision holds that the Notified Party was in breach and that such breach was of a material nature, then this Agreement shall terminate upon thirty (30) days notice from the Notifying Party if the Notified Party, within the time periods specified in subsection (a) (with said time periods running from the date of entry of such final decision) has not: (i) cured such breach, or (ii) as to breaches that due to their nature cannot be cured within thirty (30) days, diligently pursued all steps specified in subsection (a).

                              (c) Nothing in this Section shall preclude either party from seeking equitable remedies to protect their interests hereunder.

                              (d) Unless otherwise expressly provided herein, termination of this Agreement under this Section shall be without prejudice to any other rights or remedies to which the parties may be entitled, including the right to damages.

                         8.2.      Termination and Surrender.

                         (a) This Agreement: (i) shall terminate automatically upon termination of any of the Lease and Option Agreements (other than upon termination of one or more Lease and Option Agreements on or prior to the First Lease Payment Date at the election of YCKM on account of the discovery of Defective Claims), (ii) may be terminated by written notice of the non-defaulting party in the event that the other party is in default pursuant to Section 8.1 hereof, (iii) may be terminated by mutual agreement of the parties, and (iv) shall terminate automatically on the Option Closing Date in the event of YCKM’s exercise of the Option.

                         (b) Upon termination of this Agreement, by default or otherwise, all rights, liabilities, and obligations of YCKM under this Agreement shall terminate except as expressly provided herein. For the avoidance of doubt, termination of this Agreement shall not terminate the obligations of YCKM under the royalties reserved by the Claimholders pursuant to the Lease and Option Agreements and the Royalty granted by the Claimholders to ANF and acknowledged by YCKM in Section 3.5 hereof.

                         (c) In the event of any controversy, the parties may, by mutual agreement, continue operations under this Agreement and YCKM shall make the payments provided for in this Agreement notwithstanding the existence of the controversy. Upon the resolution of the controversy, such payments or restitutions shall be made as required by the terms of the decision of the court or arbitrators, or otherwise.

                         (d) Upon termination of this Agreement prior to exercise of the Option, the Escrow Instructions shall terminate and the Mining Deeds shall be returned to the Claimholders.

                         8.3.      Reassignment. If at any time following exercise of the Option by YCKM, YCKM intends to abandon any portion of the Mining Properties, YCKM shall send to ANF and the Claimholder(s) that previously owned such portion of the Mining Properties thirty (30) days prior written notice of YCKM’s intention to abandon along with a description of the Mining Properties to be abandoned. Commencing on the effective date of notice from YCKM of its intention to abandon such portion of the Mining Properties, the Claimholder(s) that previously owned such portion of the Mining Properties shall have fifteen (15) days in which to notify YCKM that it or they wish to reacquire that portion of the Mining Properties that YCKM is abandoning. Following the initial fifteen day period, if Claimholder(s) have not notified YCKM that they wish to reacquire any portion of the Mining Properties, YCKM shall send notice to ANF and ANF shall have an additional fifteen day period from the effective date of YCKM’s notice to notify YCKM that ANF wishes to acquire such portion of the Mining Properties. YCKM shall take all reasonable steps to facilitate the acquisition by Claimholder(s) and/or ANF any such portion of the Mining Properties for no additional consideration. If Claimholders and/or ANF reacquire any portion of the Mining Properties, as to that property so reacquired, all obligations of YCKM shall be terminated except for YCKM’s obligations under Section 4.1(b), and Section 6.5(b) relating to Data. If Claimholders and ANF fail to notify YCKM within the required periods, YCKM shall have the right to abandon such portion of the Mining Properties and YCKM’s obligations as to that portion of the abandoned Mining Properties shall cease, excepting the obligation to perform any and all mined land reclamation required with respect to such abandoned Mining Properties.

ARTICLE IX
Representations and Warranties

                         9.1.      ANF’s Representations and Warranties. ANF represents and warrants to YCKM that:

                         (a) ANF has full power and absolute authority and capacity to enter into this Agreement and to carry out the transactions contemplated hereby except where regulatory approval or the consent and/or agreement of another party, including the Claimholders, is required. ANF has obtained all authorizations for the execution, delivery and performance of this Agreement and such execution, delivery and performance and the consummation of the transactions herein contemplated will not conflict with, or accelerate the performance required by or result in any breach of any covenants or agreements contained in or constitute a default under, or result in the creation of any encumbrance, lien or charge under the provisions of its organizational documents or any members’ or managers’

resolution, indenture, agreement or other instrument whatsoever to which it is a party or by which it is bound or to which it may be subject and will not contravene any applicable Laws.

                         (b) By entering into this Agreement, ANF represents its understanding, and covenants to exercise its best efforts to ensure, that the Lease Closing shall occur in the manner contemplated hereby and that each of the Claimholders will execute and deliver the instruments and documents required to be executed and delivered by such Claimholder; provided that, in the event such were not to occur, the parties recognize and agree that ANF shall have no liability therefore, except the responsibility to return to YCKM any amount previously paid by YCKM to ANF and/or the Claimholders in anticipation of the performance of the Claimholders.

                         (c) There is no contract, option or any other right of another party binding upon ANF to option, sell, transfer, assign, pledge, charge, mortgage, explore or in any other way option, dispose of or encumber all or part of the Mining Properties or any portion thereof or interest therein other than pursuant to the provisions of the Lease and Option Agreements and this Agreement.

                         (d) There are no suits, actions, or other legal, administrative, arbitration, mediation, or other proceedings (“Proceedings”) to which ANF is a party or by which it would be bound, and it has not received any threat of assertion of any Proceeding against it or against any third party that could affect ANF’s compliance with the terms hereof. If any Proceeding is threatened or commenced with respect to the Mining Properties during the Lease Term, ANF shall promptly notify YCKM.

                         9.2.      YCKM’s Representations and Warranties. YCKM represents and warrants to ANF that:

                         (a) It is a company duly incorporated and validly subsisting and is in good standing under the laws of the jurisdiction of its incorporation.

                         (b) It has full power and absolute authority and capacity to enter into this Agreement and to carry out the transactions contemplated hereby except where regulatory approval is required.

                         (c) It has duly obtained all corporate authorizations for the execution, delivery and performance of this Agreement and such execution, delivery and performance and the consummation of the transactions herein contemplated will not conflict with, or accelerate the performance required by or result in any breach of any covenants or agreements contained in or constitute a default under, or result in the creation of any encumbrance, lien or charge under the provisions of its constituting documents or any shareholders' or directors' resolution, indenture, agreement or other instrument whatsoever to which it is a party or by which it is bound or to which it may be subject and will not contravene any applicable Law.

                         (d) There are no suits, actions, or other legal, administrative, arbitration, mediation, or other proceedings (“Proceedings”) to which YCKM is a party or by which it would be bound, and it has not received any threat of assertion of any Proceeding against it or against any third party that could affect its compliance with the terms hereof. If any Proceeding is threatened or commenced with respect to the Mining Properties during the Lease Term, YCKM shall promptly notify ANF.

                         9.3.      Application and Liability. The representations and warranties of the parties shall be true on the Effective Date and if either party discovers that any of its representations or warranties were not true when made, they shall immediately notify the other party. Each party shall be liable to the other for damages resulting from such party’s breach of its representations and warranties set forth in this Section 9.

ARTICLE X
Assignments

                         10.1.      Transfers by YCKM.

                         (a) This Agreement and the benefits, rights, duties and obligations of YCKM may be assigned or transferred by YCKM, without prior written consent of ANF, to any corporation, partnership or any other legal entity which YCKM directly or indirectly controls, providing that such assignment shall not relieve YCKM of any obligations or liabilities under this Agreement.

                         (b) YCKM shall have the right to sell, option or joint venture its interest in this Agreement prior to exercise of the Option only upon prior written approval of ANF, such approval not to be unreasonably withheld, provided that such transaction shall not relieve YCKM of any obligations and liabilities under this Agreement.

                         (c) Each purchaser, optionee or joint venturer prior to the effective date of any sale, option or joint venture shall agree in writing to be bound by the terms and conditions of this Agreement, including specifically the terms to pay the Royalty set forth in Schedule H and the provisions of Section 8.3 of this Agreement.

                         (d) In no event shall YCKM, by reason of any assignment or transfer of its rights hereunder, be relieved of the liability to issue to the ANF Distributees the Shares, except upon the written consent of ANF agreeing to the acceptance of a cash equivalent, or shares of another entity.

                         10.2.      Transfer by ANF.

                         (a) ANF may transfer or assign its entire interest in this Agreement and the Mining Properties subject to the written consent of YCKM, which consent shall not be unreasonably withheld, and the express assumption by the transferee of all of ANF’s obligations and upon execution of appropriate disclosure documents as YCKM or its legal counsel deems necessary or required.

                         (b) ANF will ensure that the ANF Distributees shall not assign or transfer any rights in and to the Cash Payments and the Shares, except (i) with the prior written consent of YCKM, which consent shall not be unreasonably withheld, or (ii) by operation of law in the event of an individual’s death, bankruptcy or a corporate reorganization. In the event of a permitted transfer, and in each such case, ANF will ensure that each legal transferee shall (i) provide YCKM, in respect of an assignment or transfer of rights to receive Shares and in respect of an assignment or transfer of rights to receive the Cash Payment, with certified copies of all applicable legal documentation evidencing transfer by operation of law; (ii) ratify this Agreement, and, (iii) with respect to the Shares, execute and deliver to YCKM a Shareholders Questionnaire prior to receiving any distribution of Shares. A permitted transferee that satisfies the requirements of this Section 10.2(a) shall be deemed an ANF Distributee for purposes of this Agreement. No change in ownership shall be binding on YCKM until thirty (30) days after YCKM has received copies of the instruments and documents required herein evidencing the change. Except as set forth herein, YCKM shall have no obligation to recognize any claims to the Cash Payments or the Shares.

                         (c) Except as expressly agreed in writing by YCKM, no change or division in the right to receive the Cash Payments or issuance of the Shares shall enlarge the obligations or diminish the rights of YCKM.

ARTICLE XI
Notice

                         11.1.      Notices. All notices and other communications to a party shall be in writing and shall be sufficiently given if (i) delivered in person, (ii) sent by electronic communications, with confirmation sent by registered or certified mail, return receipt requested, or (iii) sent by registered or certified mail, return receipt requested. All notices shall be effective and shall be deemed delivered (i) if by personal delivery, on the date of delivery, (ii) if by electronic communication, on the date of sending of the electronic communication, with receipt of electronic confirmation of delivery, and (iii) if by registered or certified mail, five Business Days following the date of mailing. Until a change of address is communicated as indicated above, all notices shall be addressed as follows:

If to ANF:

c/o A.J. Coffman
Six Cherry Lane Drive
Cherry Hills Village, Colorado 80113-4210

With a copy to each of the ANF Distributees at the address of each such ANF Distributee set forth on Schedule D hereof.

If to YCKM:

Yellowcake Mining, Inc.
Suite 300 – Guinness Tower
1055 West Hastings Street
Vancouver, BC
Canada V6E 2E9
Attention: President

                         11.2.      Any party may give notice in writing of any change of its address. The address provided in said notice will thereafter be deemed to be the address of the party for the giving of notice hereunder.

ARTICLE XII
Arbitration

                         12.1.      Procedure. Any controversy or claim, whether based on contract, tort, statute or other legal or equitable theory (including, but not limited to, any claim of fraud, misrepresentation or fraudulent inducement or any question of validity or effect of this Agreement, including this clause)

arising out of or related to this Agreement (including amendments or extensions), or the breach or termination of this Agreement shall be first submitted to a mutually agreed neutral third party for non-binding mediation. If mediation is not successful, then such controversy or claim shall be settled by arbitration in accordance with the then current Rules of the American Arbitration Association for Commercial Arbitration (the applicable entity, the “Institute”), and this provision. The arbitration shall be governed by the Federal Arbitration Act, 9 U.S.C. Sections 1 through 16 to the exclusion of any provision of state law inconsistent therewith or which would produce a different result, and the judgment upon the award rendered by the arbitrator may be entered by any court having jurisdiction.

                         12.2.      Location. The arbitration shall be held in Denver, Colorado and there shall be three arbitrators. Each party shall select a party arbitrator and the party arbitrators shall select a third, neutral arbitrator. The arbitrators shall be chosen subject to the rules and procedures as provided by the Institute and shall have a minimum of ten years experience in mining matters generally and in the subject matter of the dispute specifically. The arbitrators shall have no financial interest in the outcome of the dispute. The arbitrators shall determine the claims of the parties and render a final award in accordance with the substantive law of the State of Colorado, excluding the conflicts provisions of such law. The arbitrator shall set forth the reasons for the award in writing. Except as required by law (and then only after prior notice to the other party), no party shall disclose the facts of the underlying dispute or the contents or results of the arbitration without the prior consent of all parties. The decision of the arbitrators shall be by a majority of the arbitrators and shall be final and binding on all parties, and shall be enforceable in any court of competent jurisdiction.

                         12.3.      Limitation. All periods of survival and statutes of limitation and defenses based upon passage of time applicable to any claim or right of action (including any counterclaim or claim of setoff) shall be tolled while the arbitration is pending.

                         12.4.      Inurement. The obligation to arbitrate any claim shall extend to the successors, assigns and third party beneficiaries of the parties.

                         12.5.      Discovery. The arbitrators shall order the parties to promptly exchange copies of all exhibits and witness lists, and, if requested by a party, to produce other relevant documents, to answer up to ten interrogatories (including subparts), to respond to up to ten requests for admissions (which shall be deemed admitted if not denied) and to produce for deposition and, if requested, at the hearing all witnesses that such party has listed and up to four other persons within such party’s control. Any additional discovery shall only occur by agreement of the parties or as ordered by the arbitrators upon a finding of good cause.

                         12.6.      Costs. Each party shall bear its own costs, expenses and attorney’s and party arbitrator fees; and one-half of the neutral arbitrator’s fees, provided that if court proceedings to stay litigation or compel arbitration are necessary, the party who unsuccessfully opposes such proceedings shall pay all reasonable associated costs, expenses, and attorney’s fees in connection with such court proceedings.

                         12.7.      Authority. The arbitrators shall not have the power to grant temporary or permanent injunctive or other equitable relief. A party may, notwithstanding any other provision of this Agreement, seek injunctive relief from any court of competent jurisdiction.

                         12.8.      Enforceability. If any part of this arbitration provision is held to be unenforceable, it shall be severed and shall not affect either the duty to arbitrate or any other part of this provision.

                         12.9.      Survival. The provisions of this Section 12 shall survive termination of this Agreement.

ARTICLE XIII
Miscellaneous

                         13.1.      Governing Law; Jurisdiction. This Agreement shall be governed by and interpreted in accordance with the laws of the United States of America and the State of Colorado. The parties hereby consent to the non-exclusive personal jurisdiction of the state and federal courts located in the state of Colorado in connection with any controversy related to this Agreement and waive any argument that venue in any such forum is not convenient. THE PARTIES WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION AT LAW OR IN EQUITY OR IN ANY OTHER PROCEEDING BASED ON OR PERTAINING TO THIS AGREEMENT.

                         13.2.      Time of Essence. Time shall be of the essence of this Agreement.

                         13.3.      Binding. This Agreement shall ensure to the benefit of and be binding upon the parties hereto and their respective successors, permitted assigns, heirs, administrators and legal representatives.

                         13.4.      Counterparts. This Agreement may be executed in counterparts which may be delivered by facsimile. Each executed counterpart shall be deemed to be an original and all such counterparts when read together constitute one and the same instrument.

                         13.5.      Third Party Beneficiaries. This Agreement is exclusively for the benefit of ANF, its successors and permitted assigns, with respect to the obligations of YCKM under this Agreement, and for the benefit of YCKM, its successors and permitted assigns, with respect to the obligations of ANF, under this Agreement, and except for the distributions expressly provided for the ANF Distributees, this Agreement shall not be deemed to confer upon or given to any other third party any remedy, claim, liability, reimbursement or other right

                         13.6.      Force Majeure. The obligations of a party shall be suspended, and the time for a party to perform such obligations shall be extended, to the extent and for the period that the performance of such party is delayed or prevented by any cause beyond the reasonable control of such party ("Force Majeure"). Force Majeure shall include labor disputes, riots, embargoes, sabotage, civil strife, reasonably unforeseen technical difficulties, acts of God or nature, including earthquakes, landslides, avalanches, storms, floods and other severe adverse weather conditions, and supervening illegality of performance, except to the extent that any of the foregoing is caused in whole or material part by the fault or negligence of the party claiming Force Majeure.

                         13.7.      U.S. Dollars. Except as where specifically noted, all funds payable hereunder are to be payable in United States Dollars.

                         13.8.      Specific Performance. The parties acknowledge that any breach of the terms of this Agreement by any party would give rise to irreparable harm to other parties for which money damages would not be an adequate remedy and accordingly the parties agree that, in addition to any other remedies permitted under this Agreement, any party shall be entitled to enforce the terms of this Agreement by a decree of specific performance without the necessity of proving the inadequacy of money damages as a remedy.

                         13.9.      Perpetuities. The parties do not intend that there shall be any violation of the Rule Against Perpetuities, the Rule Against Unreasonable Restraints on the Alienation of Property, or any similar rule. If any right or option to acquire any interest in any real properties exists in this Agreement, such right or option must be exercised, if at all, so as to vest such interest within time periods permitted by applicable rules. If, however, any such violation should inadvertently occur, the parties hereby agree that a court or arbitrator shall reform that provision in such a way as to approximate most closely the intent of the parties within the limits permissible under such rules.

                         13.10.      Survival. The obligation of YCKM to pay all amounts due or that become due to ANF hereunder shall survive termination of this Agreement for any reason.

                         13.11.      Regulatory Approval. This Agreement is not subject to regulatory approval.

                         13.12.      Further Assurance. At the request of either party, the parties shall take such reasonable actions, and execute and deliver any further instruments, agreements, documents or other papers reasonably requested by either party to effect the purposes of this Agreement and the transactions contemplated hereby, including without limitation, revision of schedules consistent with the legal description of the Mining Properties (including any amended or relocated mining claims or subsequently issued leases).

                         13.13.      Entire Agreement; Amendment and Waiver.

                         (a) This Agreement contains the entire understanding of the parties and supersedes all prior agreements and understandings between the parties relating to the subject matter hereof.

                         (b) No amendment or modification to this Agreement shall be effective unless be in writing and signed by both parties.

                         (c) No waiver by a party of any breach by the other party of any provision of this Agreement shall be deemed a waiver of any preceding or succeeding breach of the same or any other provisions hereof. No such waiver shall be effective unless in writing and then only to the extent expressly set forth in writing.

                         13.14.      Section Headings; and Construction.

                         (a) The section headings herein are for reference only and have no legal significance. Defined terms include the plural or derivatives of such terms; consistent with the foregoing, “Include”, “including”, or similar terminology shall be construed as meaning without limitation as to, and whether similar or dissimilar to, the nature or scope of the referenced matters. “Hereunder:, “herein”, “hereby”, or “hereof”, or similar terminology, shall be construed as referring to this Agreement rather than only the section in which such term appears. “Will” and “shall” have the same meaning.

“Consistent with” means consistent with but not as a limitation on. Unless otherwise expressly provided herein, references to Sections and exhibits, schedules, or appendices refer to those of this Agreement, and references to subsections refer to those within the Section or subsection where the reference appears.

                         (b) Provisions pertaining to requiring a party’s consent mean obtaining such consent in advance and in writing.

                         13.15.      Severability. If any provision hereof is held to be invalid or unenforceable in whole or in part in any relevant jurisdiction, such provision, only to the extent invalid or unenforceable, shall be severable from this Agreement, and the other provisions of this Agreement (along with the provision at issue, to the extent that it would be valid and enforceable, and such provision shall be deemed to be so reformed) shall remain in full force and effect in such jurisdiction and the remaining provisions hereof shall be liberally construed to carry out the purpose and intent of this Agreement. The invalidity or unenforceability, in whole or in part, of any provision of this Agreement in any relevant jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction, nor shall the invalidity or unenforceability of any provision of this Agreement with respect to any person or entity affect the validity or enforceability of such provision with respect to any other person or entity.

                         13.16.      No Partnership. Nothing herein shall be deemed to: (i) constitute either party the partner, venturer, agent, or legal representative of the other, or (ii) create any fiduciary relationship between the parties. The parties do not intend to create, and this Agreement shall not be construed to create, any mining, commercial or other partnership or joint venture. Neither party shall act for or assume any obligation or responsibility on behalf of the other party, unless and as otherwise expressly provided herein.

[Remainder of Page Intentionally Left Blank]

          IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the Effective Date.

American Nuclear Fuels (Colorado) LLC

By: ________________________________________________
Its: ________________________________________________

Yellowcake Mining, Inc.

By: ________________________________________________
Its: ________________________________________________

List of Schedules and Exhibits

Schedule A – Mining Properties and related Disclosures

Schedule B – Consideration to ANF during Lease Term

Schedule C – Consideration to ANF upon exercise of Option

Schedule D - ANF Distributees

Schedule E – Formula for Establishing Resources and for Determining the Supplemental Cash Payments and Supplemental Shares Issuance

Schedule F – Form of Lease and Option Agreements

Schedule G – Shareholder Questionnaire

Schedule H – Form of Royalty Deed

Schedule I – Distribution of Standstill Payments and Pre-closing Advances

Exhibit 1 – Form of Escrow Instructions

Exhibit 2 – Form of Mining Deed

Schedule A
to
Master Agreement concerning Lease and Option

for Purchase and Sale of Mining Properties

Mining Properties

Ownership:

Beck Mining - the Hope, Sassy and Outback Claims
Beckworth - the Titan Claims
Bedrock - unpatented lode mining claims known as the Return Mine Claim Group
Eagle Venture Group - the Switchback Claims
Bruce L. Beck, individually - the Mintwo Claims
EV and ULC – the Dreamaker Claims.

Beck Mining claims

CLAIM GROUPS AND CLAIM NAMES	LOCATION DATE	CMC NO.	DATE FILED WITH BLM	CO. DOC. NO.	DATE REC.	LOCATOR

Sassy #1A Group

Sassy #1A	4-1-2007	268759	6-22-2007	772055	4-27-2007	Beck Mining Enterprises LLC
Sassy #2A	"	268760	"	772056	"	"
Sassy #3A	"	268761	"	772057	"	"
Sassy #4A	"	268762	"	772058	"	"
Sassy #5A	"	268763	"	772059	"	"
Sassy #6A	"	268764	"	772060	"	"
Sassy #7A	"	268765	"	772061	"	"
Sassy #8A	"	268766	"	772062	"	"

Schedule A – Page 1

4833-0151-4496\7
CW1597438.1

Sassy #9A	"	268767	"	772063	"	"
Sassy #10A	"	268768	"	772064	"	"

The Hope Claim Group

The Hope #1	1-1-2006	257919	3-30-2006	749892	1-24-2006	Bruce L. Beck
The Hope #2	"	257920	"	749893	"	"
The Hope #3	"	257921	"	749894	"	Bruce L. Beck & Deborah Recine
The Hope #4	"	257922	"	749895	"	BruceL. Beck & Shari L. Beck
Hope #6A	5-8-2007	268769	"	775120	6-6-2007	Beck Mining Enterprises LLC

The Outback Claim Group

Outback #1A	3-28-2007	268770	"	771921	4-25-2007	Beck Mining Enterprises LLC
Outback #2A	"	268771	"	771922	"	"
Outback #3A	"	268772	"	771923	"	"
Outback #4A	"	268773	"	771924	"	"
Outback #5A	"	268774	"	771925	"	"
Outback #6A	"	268775	"	771926	"	"
Outback #7A	"	268776	"	771927	"	"
Outback #8A	"	268777	"	771928	"	"
Outback #9A	"	268778	"	771929	"	"
Outback #10A	"	268779	"	771930	"	"
Outback #11A	"	268780	"	771931	"	"
Outback #12A	"	268781	"	771932	"	"
Outback #13A	"	268782	"	771933	"	"
Outback #14A	"	268783	"	771934	"	"
Outback #15A	"	268784	"	771935	"	"
Outback #16A	"	268785	"	771936	"	"
Outback #17A	"	268786	"	771937	"	"
Outback #18A	"	268787	"	771938	"	"

Schedule A – Page 2

Outback #19A	"	268788	"	771939	"	"
Outback #20A	"	268789	"	771940	"	"

Disclosure of Matters Relating to Beck Mining Claims

Lessor’s title to the Mining Properties is expressly subject to the following defects, encroachments, impairments or overlaps of the Mining Properties, upon rights of others.

1.	Overlaps of any portion of any Mining Properties upon State Lands where the State of Colorado has the mineral interest, or upon federal lands withdrawn from mineral entry.
2.

Surface rights grantees, licensees and permittees of the United States and State of Colorado, including, but not limited to grazing rights (permits or leases), rights of ways, roads, utility corridors, and water rights recognized by the Colorado State Engineer or reserved to the Federal Government

3.	Rights of parties to non-locatable minerals, including but not limited to oil, gas, coal, hydrocarbons, leaseable minerals, leaseable resources, and common minerals
4.

Overlaps of any claims constituting the Mining Properties, where the claim is in itself otherwise valid except to the extent of its overlaps upon (1) other mining claims having a valid priority of the area of the overlap, (2) patented mineral estates, (3) State Lands, (4) federal lands not open to mineral entry such as the lands in Atomic Energy Withdrawal areas or (5) water power site classifications.

5.	Defects resulting from competing claims claimed to have been located by a third party on the location of the Challenged Claims as described in Section 3.6 of the Agreement
6.	Defects resulting from the location of claims within Power Site Classifications where such claims have been relocated and have been or will be timely filed with the Bureau of Land Management.

Note: YCKM and Lessor agree to divide equally the initial fees payable to the Bureau of Land Management in respect of (i) agreed amendments or relocations of claims located within power site classifications and (ii) all of the Outback claims.

Beckworth Claims

CLAIM GROUPS AND CLAIM NAMES	LOCATION DATE	CMC NO.	DATE FILED WITH BLM	CO. DOC. NO.	DATE REC.	LOCATOR

Schedule A – Page 3

Titan #1 Group

Titan #1	5-8-2007	268790	6-22-2007	775159	6-6-2007	Beckworth Corp.
Titan #2	"	268791	"	775160	"	"
Titan #3	"	268792	"	775161	"	"
Titan #4	"	268793	"	775163	"	"
Titan #5	"	268794	"	775164	"	"
Titan #6	"	268795	"	775162	"	"
Titan #7	"	268796	"	775165	"	"
Titan #8	"	268797	"	775166	"	"
Titan #9	"	268798	"	775167	"	"
Titan #10	"	268799	"	775168	"	"
Titan #11	"	268800	"	775169	"	"
Titan #12	"	268801	"	775170	"	"
Titan #13	"	268802	"	775171	"	"
Titan #14	"	268803	"	775172	"	"

Disclosure of Matters Relating to Beckworth claims

Lessor’s title to the Mining Properties is expressly subject to the following defects, encroachments, impairments or overlaps of the Mining Properties, upon rights of others.

1.	Overlaps of any portion of any Mining Properties upon State Lands where the State of Colorado has the mineral interest, or upon federal lands withdrawn from mineral entry.
2.

Surface rights grantees, licensees and permittees of the United States and State of Colorado, including, but not limited to grazing rights (permits or leases), rights of ways, roads, utility corridors, and water rights recognized by the Colorado State Engineer or reserved to the Federal Government

3.	Rights of parties to non-locatable minerals, including but not limited to oil, gas, coal, hydrocarbons, leaseable minerals, leaseable resources, and common minerals
4.

Overlaps of any claims constituting the Mining Properties, where the claim is in itself otherwise valid except to the extent of its overlaps upon (1) other mining claims having a valid priority of the area of the overlap, (2) patented

Schedule A – Page 4

mineral estates, (3) State Lands or (4) federal lands not open to mineral entry such as the lands in Atomic Energy Withdrawal areas.
5.	Defects resulting from the location of claims within Power Site Classifications where such claims have been relocated and have been or will be timely filed with the Bureau of Land Management.

Note: YCKM and Lessor agree to divide equally the initial fees payable to the Bureau of Land Management in respect of agreed relocations of claims located within power site classifications.

Bedrock claims

CLAIM GROUPS AND CLAIM NAMES	LOCATION DATE	CMC NO.	DATE FILED WITH BLM	CO. DOC. NO.	DATE REC.	LOCATOR

Carpenter Group

Carpenter	2-5-2005	254213	5-5-2005	733042	2-16-2005	Ron E. Beck & Bruce L. Beck
Rocker	"	254214	"	733048	"	"
Easy Street	"	254215	"	733047	"	"
Redemption	"	254216	"	733046	"	"
Exceptional	"	254217	"	733045	"	"
Soldier	"	254218	"	733044	"	"
Excavator	"	254219	"	733043	"	"
Return	"	254220	"	733041	"	"

Little Debbie Group

Little Debbie	4-16-2005	254682	7-12-2005	737171	5-9-2005	Ron E. Beck & Bruce L. Beck
Monster	"	254683	"	737172	"	"
Wendy	"	254684	"	737173	"	"
Amos	"	254685	"	737174	"	"
Crom	"	254686	"	737175	"	"

Schedule A – Page 5

Auntie	"	254687	"	737176	"	"
Pappy	"	254688	"	737177	"	"
Mammy	"	254689	"	737178	"	"
Betty Jean	"	254690	"	737179	"	"
MJB	"	254691	"	737180	"	"
Zack	"	254692	"	737181	"	"
Hope	"	254693	"	737182	"	"
Past Time Group

Past Time	10-14-2005	256647	1-11-2006	746763	11-16-2005	Ron E. Beck & Bruce L. Beck
Gary Lyn	"	256648	"	746765	"	"
North Star	"	256649	"	746764	"	"
Jack	"	256650	"	746761	"	"
Rachual	"	256651	"	746760	"	"

Disclosure of Matters Relating to Bedrock claims

Lessor’s title to the Mining Properties is expressly subject to the following defects, encroachments, impairments or overlaps of the Mining Properties, upon rights of others.

1.	Overlaps of any portion of any Mining Properties upon State Lands where the State of Colorado has the mineral interest, or upon federal lands withdrawn from mineral entry.
2.

Surface rights grantees, licensees and permittees of the United States and State of Colorado, including, but not limited to grazing rights (permits or leases), rights of ways, roads, utility corridors, and water rights recognized by the Colorado State Engineer or reserved to the Federal Government

3.	Rights of parties to non-locatable minerals, including but not limited to oil, gas, coal, hydrocarbons, leaseable minerals, leaseable resources, and common minerals
4.

Overlaps of any claims constituting the Mining Properties, where the claim is in itself otherwise valid except to the extent of its overlaps upon (1) other mining claims having a valid priority of the area of the overlap, (2) patented mineral estates, (3) State Lands or (4) federal lands not open to mineral entry such as the lands in Atomic Energy Withdrawal areas.

5.

Any defect in title resulting from the late payment or non-payment of initial or annual filing and maintenance fees, where the claims affected have relocated and have been or will be timely filed with the Bureau of Land Management.

Schedule A – Page 6

6.	Defects resulting from the location of claims within Power Site Classifications where such claims have been relocated and have been or will be timely filed with the Bureau of Land Management.

Note: YCKM and Lessor agree to divide equally the initial fees payable to the Bureau of Land Management in respect of the relocation and refiling of each of the claims included within the Mining Properties.

Bruce Beck claims

CLAIM GROUPS AND CLAIM NAMES	LOCATION DATE	CMC NO.	DATE FILED WITH BLM	CO. DOC. NO.	DATE REC.	LOCATOR

Mintwo Group
Mintwo #1						Bruce L. Beck
Mintwo #2						"
Mintwo #3						"
Mintwo #4						"
Mintwo #5						"
Mintwo #6						"
Mintwo #7						"
Mintwo #8						"
Mintwo #9						"
Mintwo #10						"
Mintwo #11						"
Mintwo #12						"
Mintwo #13						"
Mintwo #14						"
Mintwo #15						"
Mintwo #16						“
Mintwo #17						"
Mintwo #18						"
Mintwo #19						"
Mintwo #20						"

Schedule A – Page 7

Mintwo #21	"
Mintwo #22	"
Mintwo #23	"
Mintwo #24	"
Mintwo #25	"
Mintwo #26	"
Mintwo #27	"
Mintwo #28	"
Mintwo #29	"
Mintwo #30	"
Mintwo #31	"
Mintwo #32	"
Mintwo #33	"
Mintwo #34	"
Mintwo #35	"
Mintwo #36	"
Mintwo #37	"
Mintwo #38	"
Mintwo #39	"
Mintwo #40	"

Disclosure of Matters Relating to Bruce Beck claims

Lessor’s title to the Mining Properties is expressly subject to the following defects, encroachments, impairments or overlaps of the Mining Properties, upon rights of others.

1.	Overlaps of any portion of any Mining Properties upon State Lands where the State of Colorado has the mineral interest, or upon federal lands withdrawn from mineral entry.
2.

Surface rights grantees, licensees and permittees of the United States and State of Colorado, including, but not limited to grazing rights (permits or leases), rights of ways, roads, utility corridors, and water rights recognized by the Colorado State Engineer or reserved to the Federal Government

3.	Rights of parties to non-locatable minerals, including but not limited to oil, gas, coal, hydrocarbons, leaseable minerals, leaseable resources, and common minerals

Schedule A – Page 8

4.

Overlaps of any claims constituting the Mining Properties, where the claim is in itself otherwise valid except to the extent of its overlaps upon (1) other mining claims having a valid priority of the area of the overlap, (2) patented mineral estates, (3) State Lands or (4) federal lands not open to mineral entry such as the lands in Atomic Energy Withdrawal areas.

5.	Defects resulting from the location of claims within Power Site Classifications where such claims have been relocated and have been or will be timely filed with the Bureau of Land Management.

Note: YCKM and Lessor agree to divide equally the initial fees payable to the Bureau of Land Management in respect of the 40 Mintwo claims.

Eagle Venture Group claims

CLAIM GROUPS AND CLAIM NAMES	LOCATION DATE	CMC NO.	DATE FILED WITH BLM	CO. DOC. NO.	DATE REC.	LOCATOR	COMMENTS

Switchback #1A Group

Swithback #1A	12-10-2005*	256652	1-13-2006	748478	12-21-2005	Eagle Venture Group LLC	*Amendment Date
Swithback #2A	"	256653	"	748479	"	"	"
Swithback #3A	"	256654	"	748480	"	"	"
Swithback #4A	"	256655	"	748481	"	"	"
Swithback #5A	"	256656	"	748482	"	"	"
Swithback #6A	"	256657	"	748483	"	"	"
Swithback #7A	"	256658	"	748484	"	"	"
Switchback #10A	"	256659	"	748485	"	"	"
Switchback #11A	"	256660	"	748486	"	"	"
Switchback #12A	"	256661	"	748487	"	"	"
Switchback #13A	"	256662	"	748488	"	"	"
Switchback #14A	"	256663	"	748489	"	"	"
Switchback #15A	"	256664	"	748490	"	"	"
Switchback #16A	"	256665	"	748491	"	"	"
Switchback #17A	"	256666	"	748492	"	"	"

Schedule A – Page 9

Switchback #18A	"	256667	"	748493	"	"	"
Switchback #19	11-23-2005	256668	"	748466	"	"
Switchback #20	"	256669	"	748467	"	"
Switchback #21	"	256670	"	748468	"	"
Switchback #22	"	256671	"	748469	"	"
Switchback #23	"	256672	"	748470	"	"
Switchback #24	"	256673	"	748471	"	"
Switchback #25	"	256674	"	748472	"	"
Switchback #26	11-23-2005	256675	"	748473	"	"
Switchback #27	"	256676	"	748474	"	"
Switchback #28	"	256677	"	748475	"	"
Switchback #29	"	256678	"	748476	"	"
Switchback #30	"	256679	"	748477	"	"

The Last Dollar Group

The Last Dollar #1	11-25-2005	257734	2-23-2006	748620	12-23-2005	Eagle Venture Group LLC
The Last Dollar #2	"	257735	"	748621	"	"
The Last Dollar #3	"	257736	"	748622	"	"
The Last Dollar #4	"	257737	"	748623	"	"
The Last Dollar #5	"	257738	"	748624	"	"
The Last Dollar #6	"	257739	"	748625	"	"
The Last Dollar #7	"	257740	"	748626	"	"
The Last Dollar #8	11-26-2005	257741	"	748627	"	"
The Last Dollar #9	"	257742		748628	"	"
The Last Dollar #10	"	257743	"	748629	"	"
The Last Dollar #11	"	257744	"	748630	"	"

Switchback #8 Group

Switchback #8	1-1-2006	257923	3-30-2006	749899	1-24-2006	Eagle Venture Group LLC
Switchback #9	"	257924	"	749900	"	"

Schedule A – Page 10

Switchback #31	1-3-2006	257925	"	750104	1-30-2006	"
Switchback #32	"	257926	"	750105	"	"
Switchback #33	"	257927	"	750106	"	"

Switchback #2AB Group

Switchback #2AB	3-30-2007	268804	6-22-2007	771941	4-25-2007	Eagle Venture Group LLC
Switchback #3AB	"	268805	"	771942	"	"
Switchback #4AB	"	268806	"	771943	"	"
Switchback #5AB	"	268807	"	771944	"	"
Switchback #15AB	"	268808	"	771945	"	"
Switchback #16AB	"	268809	"	771946	"	"
Switchback #17AB	"	268810	"	771947	"	"
Switchback #20AB	"	268811	"	771948	"	"
Switchback #28AB	"	268812	"	771949	"	"
Switchback #31AB	"	268813	"	771950	"	Eagle Venture Group LLC
Switchback #32AB	"	268814	"	771951	"	"

Disclosure of Matters Relating to Eagle Venture Group claims

Lessor’s title to the Mining Properties is expressly subject to the following defects, encroachments, impairments or overlaps of the Mining Properties, upon rights of others.

1.	Overlaps of any portion of any Mining Properties upon State Lands where the State of Colorado has the mineral interest, or upon federal lands withdrawn from mineral entry.
2.

Surface rights grantees, licensees and permittees of the United States and State of Colorado, including, but not limited to grazing rights (permits or leases), rights of ways, roads, utility corridors, and water rights recognized by the Colorado State Engineer or reserved to the Federal Government

3.	Rights of parties to non-locatable minerals, including but not limited to oil, gas, coal, hydrocarbons, leaseable minerals, leaseable resources, and common minerals
4.

Overlaps of any claims constituting the Mining Properties, where the claim is in itself otherwise valid except to the extent of its overlaps upon (1) other mining claims having a valid priority of the area of the overlap, (2) patented

Schedule A – Page 11

mineral estates, (3) State Lands or (4) federal lands not open to mineral entry such as the lands in Atomic Energy Withdrawal areas.
5.	Defects resulting from the location of claims within Power Site Classifications where such claims have been relocated and have been or will be timely filed with the Bureau of Land Management.
6.

Any defect in title resulting from the late payment or non-payment of initial or annual filing and maintenance fees, where the claims affected have relocated and have been or will be timely filed with the Bureau of Land Management.

Note: YCKM and Lessor agree to divide equally the initial fees payable to the Bureau of Land Management in respect of (i) agreed relocations of claims located within Power Site Classifications, and (ii) relocation and refilling of claims affected by the late payment or non-payment of initial or annual filing and maintenance fees.

Energy Venture and Uravan claims

CLAIM GROUPS AND CLAIM NAMES	LOCATION DATE	CMC NO.	DATE FILED WITH BLM	CO. DOC. NO.	DATE REC.	LOCATOR
Dreamaker #1	09-12-2007	272165	10-18-2007	781829	10-10-2007	Energy Venture LLC
Dreamaker #2	“	272166	“	781830	“	“
Dreamaker #3	“	272167	“	781831	“	“
Dreamaker #4	“	272168	“	781832	“	“
Dreamaker #5	“	272169	“	781833	“	“
Dreamaker #6	“	272170	“	781834	“	“
Dreamaker #7	“	272171	“	781835	“	“
Dreamaker #8	“	272172	“	781836	“	“
Dreamaker #9	“	272173	“	781837	“	“
Dreamaker #10	“	272174	“	781838	“	“
Dreamaker #11	“	272175	“	781839	“	“
Dreamaker #12	“	272176	“	781840	“	“
Dreamaker #13	“	272177	“	781841	“	“
Dreamaker #14	“	272178	“	781842	“	“

Schedule A – Page 12

Dreamaker #15	“	272179	“	781843	“	“
Dreamaker #16	“	272180	“	781844	“	“
Dreamaker #17	“	272181	“	781845	“	“
Dreamaker #18	“	272182	“	781846	“	“
Dreamaker #19	“	272183	“	781847	“	“
Dreamaker #20	“	272184	“	781848	“	“
Dreamaker #21	“	272185	“	781849	“	“
Dreamaker #22	“	272186	“	781850	“	“
Dreamaker #23	“	272187	“	781851	“	“
Dreamaker #24	“	272188	“	781852	“	“
Dreamaker #25	“	272189	“	781853	“	“
Dreamaker #26	“	272200	“	781854	“	“
Dreamaker #27	“	272191	“	781855	“	“
Dreamaker #28	“	272192	“	781856	“	“
Dreamaker #29	“	272193	“	781857	“	“
Dreamaker #30	“	272194	“	781858	“	“
Dreamaker #31	“	272195	“	781859	“	“
Dreamaker #32	“	272196	“	781860	“	“
Dreamaker #33	“	272197	“	781861	“	“
Dreamaker #34	“	272198	“	781862	“	“
Dreamaker #35	“	272199	“	781863	“	“
Dreamaker #36	“	272200	“	781864	“	“
Dreamaker #37	“	272201	“	781865	“	“
Dreamaker #38	“	272202	“	781866	“	“
Dreamaker #39	“	272203	“	781867	“	“
Dreamaker #40	“	272204	“	781868	“	“

Disclosure of Matters Relating to Energy Venture and Uravan claims

Lessor’s title to the Mining Properties is expressly subject to the following defects, encroachments, impairments or overlaps of the Mining Properties, upon rights of others.

Schedule A – Page 13

1.	Overlaps of any portion of any Mining Properties upon State Lands where the State of Colorado has the mineral interest, or upon federal lands withdrawn from mineral entry.
2.

Surface rights grantees, licensees and permittees of the United States and State of Colorado, including, but not limited to grazing rights (permits or leases), rights of ways, roads, utility corridors, and water rights recognized by the Colorado State Engineer or reserved to the Federal Government

3.	Rights of parties to non-locatable minerals, including but not limited to oil, gas, coal, hydrocarbons, leaseable minerals, leaseable resources, and common minerals
4.

Overlaps of any claims constituting the Mining Properties, where the claim is in itself otherwise valid except to the extent of its overlaps upon (1) other mining claims having a valid priority of the area of the overlap, (2) patented mineral estates, (3) State Lands or (4) federal lands not open to mineral entry such as the lands in Atomic Energy Withdrawal areas.

Schedule A – Page 14

Schedule B
to
Master Agreement concerning Lease and Option

for Purchase and Sale of Mining Properties

Base Consideration during Lease Term

Date[1]	Cash Payment in US$	Number of Shares of YCKM
Lease Closing Date	US$3,000[2]	12,500[3]
First Lease Payment Date – March 31, 2008	US$12,000	50,000
Second Lease Payment Date – June 15, 2008	US$62,500	31,250
Third Lease Payment Date – December 15, 2008	US$187,500	93,750
Fourth Lease Payment Date – December 15, 2009	US$187,500	93,750
Fifth Lease Payment Date – December 15, 2010	US$187,500	93,750
Sixth Lease Payment Date – December 15, 2011	US$187,500	93,750
Seventh Lease Payment Date – December 15, 2012	US$156,250	46,875

_____________________

[1]	If any of the dates below do not fall on a Business Day, the Lease Payment Date shall fall on the next following Business Day.

[2]

Reflects total funds due on or prior to the First Lease Payment Date of US$125,000 less US$110,000 advanced for the account of ANF on December 15, 2007 as set forth in more detail in Schedule I hereof, the resulting sum of US$15,000 being divided 20% payable on the Effective Date and 80% payable on the First Lease Payment Date.

[3]	Reflects total Shares of 62,500 issuable on or prior to the First Lease Payment Date, being divided 20% issuable on the Effective Date and 80% issuable on the First Lease Payment Date.

Schedule B – Page 1

Schedule C
to
Master Agreement concerning Lease and Option

for Purchase and Sale of Mining Properties

Consideration upon Option Exercise

Year of Option Exercise Period during which the Option is Exercised	Cash Payment in US$	Number of Shares of YCKM
2009	US$2,000,000	1,000,000
2010	US$1,500,000	750,000
2011	US$1,000,000	500,000
2012	US$500,000	250,000
2013	Nil	Nil

Schedule C – Page 1

Schedule D
to
Master Agreement concerning Lease and Option

for Purchase and Sale of Mining Properties A

NF Distributees

          Except as otherwise provided in the Agreement, YCKM shall make the Cash Payments, issue Shares and pay the Royalty to the parties named herein as the Distributees in accordance with their respective percentage interests in ANF set forth below. No change in the right to receive Cash Payments, issuance of Shares or payment of the Royalty shall be effective unless the reported transferee or owner satisfies the requirements of the Agreement.

Name and address of Distributee	Percentage of each Cash Payment due to ANF	Percentage of number of Shares due to ANF	Percentage of Royalty payments due to ANF
Far Country Investments (Colorado) LLC c/o Aldine J. Coffman, Jr. Six Cherry Lane Drive Cherry Hills Village, Colorado USA 80113-4210	14.666%	14.666%	14.666%
Eben C. Loewenthal Post Office Box 7705 North Brunswick, New Jersey USA 08902	15.666%	15.666%	15.666%
Dewey Land and Mineral LLC c/o Gregory J. DeWerd 5 Parkway Drive Cherry Hills Village, Colorado 80113	14.666%	14.666%	14.666%
W. Dan Proctor 951 East 830 South Pleasant Grove, Utah, USA 84062	15.666%	15.666%	15.666%
E. John McDonald Post Office Box 906 Moab, Utah 84532	15.666%	15.666%	15.666%

Schedule D – Page 1

Ticaboo LLC Nathan W. Williams 2509 Elmwood Denver, Colorado 80221	14.666%	14.666%	14.666%
Arris Resources LLC 4246 W Lake Cir S Littleton, CO 80123	9%	9%	9%

Schedule D – Page 2

Schedule E
to
Master Agreement concerning Lease and Option for

Purchase and Sale of Mining Properties

Calculation of Supplemental Payment

1.           YCKM shall, in respect of each Work Program Period, retain an independent third party expert, who shall be a qualified mining engineer acceptable to ANF and familiar with the evaluation of uranium-bearing ore bodies (the “Assessment Engineer”), to produce an estimation of the quantities of uranium oxide (U308) and vanadium pentoxide (V2O5) located within the Mining Properties in accordance with this Schedule E, based on exploration data produced or obtained by YCKM through the end of such Work Program Period (the “Annual Estimate of Indicated Mineral Resources”).

2.            The Assessment Engineer shall have qualifications equivalent to those of a “Qualified Person” as defined in the CIM Definition Standards - for Mineral Resources and Mineral Reserves prepared by the CIM Standing Committee on Reserve Definitions and adopted by the CIM Council on December 11, 2005 (http://www.cim.org/committees/CIMDefStds_Dec11_05.pdf) (the “CIM Definition Standards”), and shall perform the Annual Estimate of Indicated Mineral Resources in a manner consistent with the Estimation of Mineral Resources and Mineral Reserves Best Practice Guidelines adopted by the CIM Council on November 23, 2003 (http://www.cim.org/committees/estimation2003.pdf).

3.            The Annual Estimate of Indicated Mineral Resources shall set forth the number of Pounds of each of U308 and V2O5 located within the Mining Properties that qualify as an “Indicated Mineral Resource,” as defined in the CIM Definition Standards, and shall be delivered to ANF along with YCKM’s calculation of the Supplemental Payment and the Supplemental Shares in accordance with this Schedule E not later than five Business Days prior to each Supplemental Payment Date.

4.            The Supplemental Payment in respect of each Supplemental Payment Date shall be calculated according to the following formula:

Supplemental Payment = ((PU x US$1.25) + (PV x US$V) – LP) x 0.25

Where:

              PU = the number of Pounds of U308 identified as an “Identified Mineral Resource” on the Mining Properties in the most recently prepared Annual Estimate of Indicated Mineral Resources;

              PV = the number of Pounds of V2O5 identified as an “Identified Mineral Resource” on the Mining Properties in the most recently prepared Annual Estimate of Indicated Mineral Resources;

              US$V = the greater of US$0.25 or, in the event that the average spot price of V2O5. as quoted on the American Metal Market during the three month period ending at the end of the most recent

Schedule E – Page 1

Work Program Period (the “Average V2O5 Price”) exceeds US$10.00 per Pound, 2.5% of the Average V2O5 Price.

              LP = the sum of (a) all Cash Payments received by the Claimholders and ANF pursuant to Section 3.1 of each of the Lease and Option Agreements and this Agreement subsequent to the payments due in respect of the Second Lease Payment Date (June 15, 2008) and (b) the product of US$2.00 and the number of Shares received by the Claimholders and ANF pursuant to Section 3.1 of each of the Lease and Option Agreements and this Agreement subsequent to the Shares due in respect of the Second Lease Payment Date.

Schedule E – Page 2

Schedule F
to
Master Agreement concerning Lease and Option

for Purchase and Sale of Mining Properties

Forms of Lease and Option Agreement

Schedule F – Page 1

Schedule G
to
Master Agreement concerning Lease and Option

for Purchase and Sale of Mining Properties

Shareholder Questionnaire

ONLY U.S. SUBSCRIBERS NEED TO SIGN THIS

All capitalised terms herein, unless otherwise defined, have the meanings ascribed thereto in the Subscription Agreement.

This Questionnaire is for use by each Subscriber who is a US person (as that term is defined Regulation S of the United States Securities Act of 1933 (the “1933 Act”)) and has indicated an interest in purchasing Shares of Yellowcake Mining, Inc. (the “Company”). The purpose of this Questionnaire is to assure the Company that each Subscriber will meet the standards imposed by the 1933 Act and the appropriate exemptions of applicable state securities laws. The Company will rely on the information contained in this Questionnaire for the purposes of such determination. The Shares will not be registered under the 1933 Act in reliance upon the exemption from registration afforded by Section 3(b) and/or Section 4(2) and Regulation D of the 1933 Act. This Questionnaire is not an offer of the Shares or any other securities of the Company in any state other than those specifically authorized by the Company.

All information contained in this Questionnaire will be treated as confidential. However, by signing and returning this Questionnaire, each Subscriber agrees that, if necessary, this Questionnaire may be presented to such parties as the Company deems appropriate to establish the availability, under the 1933 Act or applicable state securities law, of exemption from registration in connection with the sale of the Shares hereunder.

The Subscriber covenants, represents and warrants to the Company that it satisfies one or more of the categories of “Accredited Investors”, as defined by Regulation D promulgated under the 1933 Act, as indicated below: (Please initial in the space provide those categories, if any, of an “Accredited Investor” which the Subscriber satisfies)

________	Category 1

An organization described in Section 501(c)(3) of the United States Internal Revenue Code, a corporation, a Massachusetts or similar business trust or partnership, not formed for the specific purpose of acquiring the Shares, with total assets in excess of US $5,000,000;

________	Category 2	A natural person whose individual net worth, or joint net worth with that person’s spouse, on the date of purchase exceeds US $1,000,000;

Schedule G – Page 1

________	Category 3

A natural person who had an individual income in excess of US $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of US $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

________	Category 4

A “bank” as defined under Section (3)(a)(2) of the 1933 Act or savings and loan association or other institution as defined in Section 3(a)(5)(A) of the 1933 Act acting in its individual or fiduciary capacity; a broker dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934 (United States); an insurance company as defined in Section 2(13) of the 1933 Act; an investment company registered under the Investment Company Act of 1940 (United States) or a business development company as defined in Section 2(a)(48) of such Act; a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958 (United States); a plan with total assets in excess of $5,000,000 established and maintained by a state, a political subdivision thereof, or an agency or instrumentality of a state or a political subdivision thereof, for the benefit of its employees; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 (United States) whose investment decisions are made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000, or, if a self- directed plan, whose investment decisions are made solely by persons that are accredited investors;

________	Category 5	A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940 (United States);

________	Category 6	A director or executive officer of the Company;

________	Category 7

A trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Shares, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the 1933 Act;

________	Category 8	An entity in which all of the equity owners satisfy the requirements of one or more of the foregoing categories;

Schedule G – Page 2

Note that prospective Subscribers claiming to satisfy one of the above categories of Accredited Investor may be required to supply the Company with a balance sheet, prior years’ federal income tax returns or other appropriate documentation to verify and substantiate the Subscriber’s status as an Accredited Investor.

If the Subscriber is an entity which initialled Category 8 in reliance upon the Accredited Investor categories above, state the name, address, total personal income from all sources for the previous calendar year, and the net worth (exclusive of home, home furnishings and personal automobiles) for each equity owner of the said entity:

______________________________________________________________________________________________________________________

______________________________________________________________________________________________________________________

The Subscriber hereby certifies that the information contained in this Questionnaire is complete and accurate and the Subscriber will notify the Company promptly of any change in any such information. If this Questionnaire is being completed on behalf of a corporation, partnership, trust or estate, the person executing on behalf of the Subscriber represents that it has the authority to execute and deliver this Questionnaire on behalf of such entity.

IN WITNESS WHEREOF, the undersigned has executed this Questionnaire as of the ______ day of __________________, 20_____.

If a Corporation, Partnership or	If an Individual:
Other Entity:

Print or Type Name of Entity	Signature

Signature of Authorized Signatory	Print or Type Name

Type of Entity	Social Security/Tax I.D. No.

Schedule G – Page 3

Schedule H
to
Master Agreement concerning Lease and Option

for Purchase and Sale of Mining Properties

Form of Deeds of Royalty to ANF

FORM OF ROYALTY DEED

THIS ROYALTY DEED is made and entered into and made effective as of December 28, 2007 by ___________________________ whose address is ____________________________ ("Owner") in favor of American Nuclear Fuels (Colorado) LLC, a Colorado limited liability company whose address is 6 Cherry Lane Drive, Cherry Hills Village, Colorado 80113-4210 (“ANF”).

WITNESSETH

          For and in consideration of the mutual premises and covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby confessed and acknowledged, Owner grants and conveys to ANF a production royalty of one percent 1% of the Gross Value at the mine of the Commercial Production of Minerals mined or extracted from the Mining Properties, and saved, sold, and/or removed for disposal without sale, all as hereinafter provided in this Royalty Deed.

DEED

          1.      Definitions Unless otherwise defined herein, all capitalized terms shall have the meanings set forth below.

                    a.      “Allowable Taxes” shall mean production taxes or severance taxes imposed, levied, assessed, or measured by or on the value of production of Minerals from the Mining Properties.

                    b.      “Allowable Transportation Costs” shall mean the actual costs of transportation of Uranium-bearing Products, By-Products or Other Mineral Products (as such terms are herein defined) from the mine site to competitive amenable mill or processing facility.

                    c.      “By-Products” shall mean all Minerals (as hereinafter defined) other than uranium, in the form of ores, mine waters, leachates, pregnant liquors, pregnant slurries, concentrated slurries, precipitates, whether in dry or slurry state, concentrates, or products beneficiated, upgraded, or refined further than concentrates, occurring in intimate depositional relationship with uranium and recovered as secondary values during the mining, extraction, processing, or treatment of Uranium-bearing Products (as hereinafter defined).

                    d.      “Mining Properties” shall mean the unpatented mining claims and the lands covered by and relating to the unpatented mining claims more particularly described on Schedule A hereto, as well as any mining claims pertaining to such claims located, amended, and/or relocated by Miner or Owner.

Schedule H – Page 1

                    e.      “Commercial Production” shall mean the production of Minerals by Miner in commercial quantities and grades, including but not limited to production of Minerals under any exploration permit covering the Mining Properties or any portion thereof.

                    f.      “Miner” shall mean Owner or its direct or indirect successors or assigns conducting mining operations upon, or the sale of Minerals from, the Mining Properties, whether directly, or indirectly through any third party acting pursuant to a contract with, or with the consent of, either Owner or its successors or assigns.

                    g.      “Other Mineral Products” shall mean all Minerals (as hereinafter defined) mined or extracted primarily for values derived from their content of minerals other than uranium, in the form of ores, mine waters, leachates, pregnant liquors, pregnant slurries, concentrated slurries, precipitates, whether in dry or slurry state, concentrates, or products beneficiated, upgraded or refined further than concentrates.

                    h.      “Minerals” shall mean all metals, minerals, ores, mine waters, leachates, pregnant liquors, pregnant slurries, concentrated slurries, precipitates, or concentrates in whatever form, found in or on the Mining Properties, excepting coal, oil, gas, and associated hydrocarbons, and other leaseable minerals and common minerals or materials; provided, however, in the event the Mining Properties at some point include Federal and or State mineral leases, then for purposes hereof, Minerals shall include only those minerals that are covered by the grant of such leases. Minerals shall include By-Products, Other Mineral Products, and Uranium-Bearing Products (as hereinafter defined).

                    i.      “Royalty” shall mean the production royalty granted hereby.

                    j.      “Uranium-bearing Products” shall mean uranium ore, uranium-bearing mine waters, leachates, pregnant liquors, pregnant slurries, concentrated slurries, precipitates, whether in dry or slurry state, uranium concentrates in the form commonly known as “yellowcake,” or uranium compounds upgraded, beneficiated, or refined further than yellowcake.

                    k.      “Pounds” means avoirdupois pounds.

          2.      Grant of Royalty

                    a.      Grant of Royalty. Owner hereby grants to ANF a production royalty of one percent (1%) of the Gross Value at the mine of the Commercial Production of Minerals mined or extracted from the Mining Properties, and saved, sold, and/or removed for disposal without sale.

          3.      Gross Value

                    a.      Uranium-bearing Products.

                              i.      In the event Miner sells uranium-bearing ores in a raw, crude state, “Gross Value” shall mean the actual proceeds from the sale of such uranium-bearing ores less (i) actual charges or costs of weighing, sampling, assaying, and analysis; (ii) sales brokerage costs; (iii) Allowable Transportation Costs; and (iv) any Allowable Taxes.

Schedule H – Page 2

                              ii.      In the event Miner sells uranium-bearing mine waters, leachates, pregnant liquors, pregnant slurries, concentrated slurries, precipitates, or any other uranium-bearing compounds (except yellowcake) produced by in situ, heap leaching or other solution mining process, “Gross Value” shall mean the actual proceeds from the sale of such uranium-bearing compounds less (i) the actual cost of processing and treatment of such uranium-bearing compounds after extraction from production wellheads but prior to sale; (ii) actual charges or costs of weighing, sampling, assaying, and analysis; (iii) Allowable Transportation Costs; and (iv) any Allowable Taxes.

                    b.      In the event Miner sells neither uranium-bearing ore in a raw, crude state nor uranium-bearing mine waters, leachates, pregnant liquors, pregnant slurries, concentrated slurries, precipitates or similar uranium-bearing compounds, but instead processes and sells the same in the form of yellowcake, produced either in an ion exchange or other processing facility or mill owned or controlled by Miner or on a custom or toll basis, “Gross Value” shall mean the actual proceeds of sale of such yellowcake received by Miner less (i) actual charges or costs of weighing, sampling, assaying, and analysis; (ii) Allowable Transportation Costs; (iii) Miner's actual toll or custom processing or milling penalties and charges or Miner's actual cost of processing or milling such uranium ore, mine waters, leachates, pregnant liquors, pregnant slurries, concentrated slurries, precipitates, or similar uranium-bearing compounds; (iv) sales brokerage costs; and (v) any Allowable Taxes.

                    c.      By-Products; Other Mineral Products. In the event Miner sells ByProducts or Other Mineral Products, “Gross Value” shall mean the actual proceeds from the sale of such By-Products or Other Mineral Products less (a) actual charges or costs of weighing, sampling, assaying, and analysis; (b) sales brokerage costs; (c) Allowable Transportation Costs; (d) actual penalties, charges, or costs of treating, beneficiating, upgrading, or other processing of such By-Products or Other Mineral Products prior to sale; and (e) any Allowable Taxes.

                    d.      Further Beneficiation. Miner, in its sole discretion and for its sole benefit, risk, and account, may take yellowcake or concentrates of By-Products or Other Mineral Products and treat, beneficiate, upgrade, refine, or enrich the same further than the concentrate state, either in its own facilities or in facilities owned or controlled by others; provided that such taking by Miner for all purposes hereof shall be deemed a disposal without sale pursuant to Section 3(e) hereof.

                    e.      Disposal Without Sale. In the event Miner sells Uranium-bearing Products, By-Products, or Other Mineral Products to a corporate affiliate, partner, or joint venturer; or in the event Miner takes the same for its own account for further treatment, beneficiation, upgrading, refining or enrichment beyond the concentrate state; delivers the same in kind; or otherwise disposes of the same, such Uranium-bearing Products, By-Products or Other Mineral Products shall be deemed to be disposed of without sale and “Gross Value” as hereinafter defined in this Section 3(e) shall apply to such disposal without sale.

          (i) In the event of disposal without sale of any Uranium-bearing Products, “Gross Value” shall mean the “Market Value of U308” (as hereinafter defined in this Section) multiplied by the amount stated in Pounds of uranium oxide (U308) contained in the uranium-bearing ores, leachates, pregnant liquors, or pregnant slurries at the mine site before processing of such ores, leachates, pregnant liquors, or pregnant slurries into the particular Uranium-bearing Products so

Schedule H – Page 3

disposed of without sale. “Market Value of U308” shall mean the weighted average price per pound of U308 received by Miner for sales of yellowcake in the six-month period immediately preceding the calendar month of such disposal without sale. In the event Miner does not sell yellowcake in said six-month period, “Market Value of U308” shall mean the average “UxU308 Price” as quoted in U.S dollars in the Ux Weekly for the calendar month immediately preceding the month of such disposal without sale. In the event that such price or quotation, or its substantial equivalent, is not published therein or such publication ceases or is suspended, then “Market Value of U308” shall mean the price or quotation for yellowcake for immediate delivery as reported in such other publication or source as is generally recognized in the mining industry as reflecting the price or quotation at which yellowcake is being offered for sale and purchase or, in the absence of such a publication. “Market Value of U308” shall be the mean of the domestic prices or quotations at which yellowcake is or was being offered for sale and purchase for immediate and forward delivery from the uranium mill or processing facility nearest the Mining Properties or, in the event such prices or quotations are unavailable from said uranium mill or processing facility, the “Market Value Of U308” shall be determined by such other means as may establish such prices or quotations at the mean of the domestic prices or quotations at which yellowcake is being offered for sale and purchase for immediate and forward delivery.

          (ii) In the event of disposal without sale of By-Products or Other Mineral Products, “Gross Value” shall mean the “Market Value” (as hereinafter defined in this Section 3(e)(ii)) of such product multiplied by the amount stated in Pounds of compounds of such By-Products or Other Mineral Products contained in ores, leachates, pregnant liquors, or pregnant slurries at the mine site, before processing of such ores, leachates, pregnant liquors, or slurries into the particular By-Products or Other Mineral Products so disposed of without sale. “Market Value” for such ores, leachates, pregnant liquors, or slurries shall mean the average weighted price per pound received by Miner from the sale of concentrates of equivalent types and mineral content in the six-month period immediately preceding the calendar month of such disposal without sale. In the event Miner has no such sales in said six-month period, “Market Value” shall mean the domestic price or quotation per pound for concentrates of equivalent type and mineral content for immediate delivery for the month of such disposal without sale as reported in “Platts Metals Week,” published by McGraw-Hill or, in the event that such price or quotation (or its substantial equivalent) is not published therein or such publication ceases or is suspended, “Market Value” shall be the mean of domestic prices or quotations for concentrates of an equivalent type and mineral content for immediate and forward delivery for the month of such disposal without sale as may be reported in such other publication or source as is generally recognized in the mining industry as reflecting the prices or quotations at which such equivalent ores or concentrates are currently being offered for sale and purchase for immediate and forward delivery or, in the absence of such a publication, the “Market Value” shall be determined by such other means as may establish such prices or quotations at the mean of the domestic prices or quotations at which concentrates of equivalent types are being offered for sale and purchase for immediate and forward delivery.

          4.      Manner of Payment

                    a.      Royalty Payments. Royalties shall accrue at the time of sale or disposal without sale and in the amount as provided in Section 3 above. Royalty payments shall become due and payable quarterly on the fifteenth day of each month following the last day of the

Schedule H – Page 4

calendar quarter in which the same accrue. Royalty payments shall be by Miner's check, ACH or wire transfer, and shall be accompanied by a settlement sheet showing the quantities and grades of Minerals mined or extracted from the Mining Properties, saved and removed for sale or processing, proceeds of sale, costs, and other pertinent information in sufficient detail to explain the calculation of the royalty payment.

                    b.      Depository Bank. Upon written request of Miner, ANF shall designate a bank to act as ANF's agent to receive from Miner all payments payable under the terms hereof, and all such payments may be made by paying or tendering the same to ANF, or to said bank for ANF's credit, which bank shall continue as the depository for all royalty payments hereunder regardless of changes of ownership of the Mining Properties, or rights to receive payments hereunder, subject only to the subsequent provisions in this Section 4.b. All charges of such depository bank shall be for ANF's account. A single payment or tender to said depository bank shall be made by mailing or by delivering a check, ACH or wire transfer, to it, and such a payment shall effectively and for all purposes whatsoever constitute full payment of the amount thereof to ANF to the same extent as if made directly. In the event ANF fails to name said bank upon the request of Miner, or in the event such bank (or any successor bank) should fail, liquidate or be succeeded by another bank, or for any reason fail or refuse to accept royalties, or should the owners of all rights to payments hereunder desire to designate another depository bank, then Miner shall not be held in default for failure to make payment or tender of payments until thirty (30) days after said persons shall deliver to Miner a proper, recordable instrument naming a bank as agent to receive such payments or tenders.

                    c.      Objections to Payments. All royalty payments shall be considered final and in full satisfaction of all obligations of Miner with respect thereto unless ANF gives Miner written notice describing and setting forth a specific objection to the calculation thereof within sixty (60) days after receipt by ANF of the quarterly statement herein provided for. If ANF objects to a particular quarterly statement as herein provided, ANF shall, for a period of thirty (30) days after ANF's receipt of notice of such objection, have the right to have Miner's accounts and records relating to calculation of the quarterly statement in question audited by a certified public accountant acceptable to ANF and to Miner. Miner shall account for any deficits or excess in the payment made to ANF pursuant to the quarterly statement in question which may be confirmed by such an audit by adjusting the next quarterly statement following completion of such audit to account for such deficits or excess. If the variation between the amount of a particular royalty payment made to ANF hereunder as calculated by the audit provided for herein exceeds Five Percent (5%), Miner shall pay all costs of such audit. If such variation is Five Percent (5%) or less, ANF shall pay all costs of such audit. For the purpose of determining the amount of royalties payable hereunder all figures, accounts, and records used in connection with the calculation of royalties shall be determined in accordance with generally accepted accounting principles and from accounts maintained by Miner in connection with its operations upon the Mining Properties.

          5.      General

                    a.      Commingling of Ores. Miner shall have the right of mixing or commingling, either underground, at the surface, or at processing plants or other treatment facilities, any ores, mine waters, leachates, pregnant liquors, pregnant slurries, or other products

Schedule H – Page 5

or compounds containing Minerals mined or extracted from the Mining Properties with any similar substances derived from other lands or properties; provided that Miner shall first weigh, sample and determine the wet weight, moisture content, dry weight, pay metal content, amenability and mill recovery rates for any such ores, products, or compounds containing Minerals mined or extracted from the Mining Properties before the same are so mixed or commingled.

                    b.      Sampling, Assay, and Analysis. Any determination of weight, volume, moisture content, amenability, or pay metal content, and any sampling and analysis shall be made in accordance with sound mining and metallurgical practices and standard sampling and analysis procedures prevailing in the uranium mining and milling industry. ANF shall have the right to have a representative present at the time samples are taken. If Miner mills or otherwise processes ore, leachates, pregnant liquors, or pregnant slurries or other compounds or products mined or extracted from the Mining Properties, ANF shall be furnished at ANF's request, a portion of all samples taken for analysis. Split samples shall by retained by Miner for later analysis by an independent referee selected by mutual agreement of the parties, and; in the event of a dispute concerning Miner's assay of samples, Royalty payments shall be based on the assay results determined by the independent referee. All statements or reports wherein Miner's assay of samples are set forth shall be conclusively presumed to be true and correct, unless, within sixty (60) days after such statements or reports are delivered to ANF, ANF makes written objection thereto and demands an assay by the independent referee; and unless such objection and demand is made within such sixty-day period, Miner shall have no duty to preserve the split samples after the end of such sixty-day period. The cost of the independent referee shall be paid by the party whose assay shows the greatest variance from that of the independent referee.

                    c.      Waste Rock, Spoil and Tailings. The ore, mine waters, leachates, pregnant liquors, pregnant slurries, or other products or compounds of Minerals mined or extracted from the Mining Properties shall be the property of Miner subject to the Royalty as provided herein. Miner shall not be liable for mineral values lost in mining or processing pursuant to sound mining and metallurgical engineering practices. The Royalty shall be payable on only Minerals recovered prior to the time waste rock, spoil, tailings, or other mine waste and residue are first disposed of as such, and such waste rock, spoil, tailings, or other mine wastes and residue shall be the sole property of the Miner. Miner shall have the sole right to dump, deposit, sell, dispose of, or reprocess such waste rock, spoil, tailings, or other mine wastes and residues, and ANF shall have no claim or interest therein or to proceeds or mineral values recovered therefrom.

                    d.      Pooling or Unitization. For the purpose of conducting in situ solution mining on the Mining Properties, Miner shall have the right to pool and combine acreage from the Mining Properties with other property at any time and from time to time as a recurring right, either before or after production, for exploratory, developmental or operating purposes. Miner shall promptly notify ANF of such action. In the event Miner shall elect to produce Minerals from such pooled acreage, Miner shall have the location of any such production drilling pattern accurately surveyed in the form of a rectangle containing all injection and production wells to determine the position of the drilling pattern with respect to the boundary line of the Mining Properties, and shall furnish ANF a copy of such survey; provided that Miner shall have the sole discretion to determine the location, size and shape of any such drilling pattern. For the purpose of determining and allocating royalty hereunder, production of Minerals from the well or wells

Schedule H – Page 6

involved in such drilling pattern shall be allocated pro rata on the basis of surface acreage within the drilling pattern of the Mining Properties and the other lands pooled therewith, determined in accordance with the survey required hereunder. It shall be conclusively presumed that the Minerals which are produced from any such pooled acreage are homogeneous and are produced uniformly within the boundaries of such drilling pattern, both as to quantity and quality.

                    e.      Ownership. No change or division in the ownership of the Royalty or payment of proceeds attributable to the Royalty shall enlarge the obligations or diminish the rights of Miner. No change or division in ownership shall be binding on Miner until thirty (30) days after ANF has given Miner a certified copy of the recorded instrument evidencing the change or division.

IN WITNESS WHEREOF, Owner has executed and delivered this Royalty Deed the day and year first written above.

Name: _________________________________________________
Address: _______________________________________________

By: ____________________________________________________
Name: _________________________________________________
Authority: ______________________________________________

STATE OF  ________________________________)
                                                                                                )SS
COUNTY OF _______________________________)

          This __ day of , 2007, there personally came before me , who, being by me ______________________________duly sworn, acknowledged that he/she signed the foregoing deed.

____________________________________________________
NOTARY PUBLIC

Schedule H – Page 7

Schedule A to Royalty Deed

Mining Properties

Schedule H – Page 8

Schedule I
to
Master Agreement concerning Lease and Option

for Purchase and Sale of Mining Properties

Distribution of Standstill Payments and Pre-closing Advances

Standstill Payment: US$125,000 paid by YCKM to ANF on October 3, 2007 (not creditable against amounts due in respect of the Lease and the Option).

Distribution:

Beck Mining	US$20,000
Beckworth	20,000
Eagle Venture	20,000
Beck	20,000
Bedrock	20,000
ANF	25,000
Total:	US$125,000

Pre-Closing Advance: US$250,000 paid by YCKM on November 15, 2007 as follows:

$60,000.00

to Bedrock, as consideration for an extension of Bedrock’s agreement not to market its portion of the Mining Properties for an additional 90 day period (which payment Bedrock has agreed shall be credited against the payment otherwise due to Bedrock upon the Lease Closing).

$180,000.00

to Consolidated Abaddon Resources, Inc. (“Consolidated”) on behalf of ANF and certain of the Claimholders, as a refund of $180,000 of Consolidated’s $200,000 in advances to ANF and certain of the Claimholders for a Standstill Agreement, now expired without further action taken, resulting in a $180,000 refund to Consolidated. The credits of this $180,000 are as follows:

$100,000.00	as an advance on payments otherwise due at closing to ANF upon the Lease Closing, paid in satisfaction of amounts owed to Consolidated by ANF

$20,000.00	as an advance on payments otherwise due at closing to Beckworth upon the Lease

Schedule I – Page 1

Closing, paid in satisfaction of amounts owed to Consolidated by Beckworth

$20,000.00	as an advance on payments otherwise due at closing to Beck Mining upon the Lease Closing, paid in satisfaction of amounts owed to Consolidated by Beck Mining

$20,000.00	as an advance on payments otherwise due at closing to Eagle Venture upon the Lease Closing, paid in satisfaction of amounts owed to Consolidated by Eagle Venture

$20,000.00	as an advance on payments otherwise due at closing to Beck upon the Lease Closing, paid in satisfaction of amounts owed to Consolidated by Beck

$10,000.00	to the account of ANF as an advance on payments otherwise due to ANF upon the Lease Closing.

Schedule I – Page 2

Exhibit 1
to
Master Agreement concerning Lease and Option

for Purchase and Sale of Mining Properties

Escrow Instructions

          These Escrow Instructions (“Instructions”) are made effective as of December 28, 2007, among Beck Mining Enterprises LLC, Eagle Venture Group LLC, Bedrock Development Corp., Beckworth Corporation, Bruce L. Beck, Energy Venture LLC and Uravan Land and Cattle Company LLC (the “Claimholders”), American Nuclear Fuels (Colorado) LLC (“ANF”), Yellowcake Mining, Inc. (“YCKM”) and Stephen W. Cook, with offices at 230 South 500 East Street, Salt Lake City Utah 84102 (the “Escrow Agent”), and correspond to the Lease and Option Agreements for Purchase and Sale of Mining Properties dated December 28, 2007 between each of the Claimholders and YCKM (each, a “Lease and Option Agreement”) and the Master Agreement concerning the Lease and Option for Purchase and Sale of Mining Properties dated December 28, 2007 between ANF and YCKM (together with the Lease and Option Agreements, the “Agreements”), copies of which are attached hereto as Attachment 2. Terms not otherwise defined in these instructions shall have the meaning given to them in the Agreements. The “General Provisions” attached hereto as Attachment 1 are incorporated herein by reference.

          The Escrow Agent acknowledges the receipt of the Mining Deeds executed by each of the Claimholders dated December 28, 2007 (“Transfer Documents”), and agrees to hold and disburse the Transfer Documents as provided by these Instructions and the Agreement (“Escrow”). The Escrow Agent shall promptly give notice to YCKM, ANF and the Claimholders of the release of the Transfer Documents to YCKM as provided by these Instructions and the Agreement.

          The Escrow Agent shall not release the Transfer Documents to any person except as follows:

          (i) The Escrow Agent shall release the Transfer Documents to YCKM not less than ten (10) days following receipt by the Escrow Agent of a notice from YCKM that YCKM has fulfilled all obligations required to be fulfilled in order to exercise the Option, provided that, the Escrow Agent has not received written notice from any Claimholder or ANF disputing the validity of YCKM’s exercise of the Option within such ten (10) day period; or

          (ii) The Escrow Agent shall release Transfer Documents to any Claimholder that executed such Transfer Documents as instructed in any notice executed by such Claimholder and YCKM; or

          (iii) The Escrow Agent shall release the Transfer Documents in accordance with the order of a court exercising jurisdiction over the parties or the Transfer Documents; or

          (iv) The Escrow Agent shall release the Transfer Documents to the Claimholders that executed such Transfer Documents promptly following termination of the Lease without exercise of the Option on December 14, 2013.

Exhibit 1 – Page 1

          The Escrow Agent is further authorized to rely upon and comply with such statements, notices, or orders without further notice to or consent by any third party, and the Escrow Agent shall not be obligated to inquire into the authenticity of, or authority for, signatures to any such statements, notices, or orders. If the Escrow Agent receives notice of any dispute among the parties regarding disposition of the Transfer Documents, the Escrow Agent is hereby authorized, but not required, to commence a suit in the nature of an interpleader in any court of competent jurisdiction and to submit the Transfer Documents into the custody of such court. Thereafter, the Escrow Agent shall have no further obligations or liabilities under these instructions or the Agreement or otherwise in connection with the Transfer Documents.

          These Instructions shall survive the expiration or termination of the Agreement.

          As consideration for performance by the Escrow Agent of its obligations under these instructions and the Agreement, the Escrow Agent shall be entitled to receive an escrow fee in the amount of $_______________ (the “Escrow Fee”) from YCKM. YCKM shall pay the Escrow Agent the Escrow Fee promptly upon the release of the Transfer Documents to any of the parties by the Escrow Agent or upon submission through interpleader of the Transfer Documents to any court of competent jurisdiction.

          YCKM and Claimholders, jointly and severally, shall hold harmless and indemnify the Escrow Agent from and against all claims, costs, expenses, damages, and losses in connection with the performance by the Escrow Agent of its obligations under this Agreement, except any such claims, costs, expenses, damages, and losses caused by the gross negligence or willful default of the Escrow Agent.

          These Instructions are entered into among the Claimholders, YCKM, ANF and Escrow Agent as of the date first written above.

CLAIMHOLDERS

Beck Mining Enterprises LLC

By: _____________________________________
Name:
Title:

Eagle Venture Group LLC

By: _____________________________________
Name:
Title:

Bedrock Development Corp.

By: _____________________________________
Name: Bruce L. Beck
Title: President

Exhibit 1 – Page 2

By: _____________________________________
Name: Ron E. Beck
Title: Secretary

Beckworth Corporation

By: _____________________________________
Name:
Title:

________________________________________
Bruce L. Beck

Energy Venture LLC

By: _____________________________________
Name:
Title:

Uravan Land and Cattle Company LLC

By: _____________________________________
Name:
Title:

ANF

American Nuclear Fuels (Colorado) LLC

By: _____________________________________
Name:
Title:

YCKM

Yellowcake Mining, Inc.

By: _____________________________________
Name:
Title:

Exhibit 1 – Page 3

ESCROW AGENT

________________________
Stephen W. Cook

Exhibit 1 – Page 4

Attachment 1
to
Escrow Instructions

General Provisions

1.

The Instructions may be supplemented, altered, amended, modified or revoked by writing only, signed by all of the parties hereto, and approved by the Escrow Agent, upon payment of all fees, costs and expenses incident thereto.

2.

No assignment, transfer, conveyance or hypothecation of any right, title or interest in and to the subject matter of this Escrow shall be binding upon the Escrow Agent unless written notice thereof shall be served upon the Escrow Agent and all fees, costs and expenses incident thereto shall have been paid and then only upon the Escrow Agent’s assent thereto in writing.

3.

Any notice required or desired to be given by the Escrow Agent to any party to this Escrow may be given by mailing the same addressed to such party at the address given in the Escrow Instructions or the most recent address of such party shown on the records of the Escrow Agent, and notice shall for all purposes hereof be as effectual as though served upon such party in person at the time of depositing such notice in the mail.

4.

The Escrow Agent may receive any payment called for hereunder after the due date thereof unless subsequent to the due date of such payment and prior to the receipt thereof the Escrow Agent shall have been instructed in writing to refuse such payment.

5.

The Escrow Agent shall not be personally liable for any act it may do or omit to do hereunder as such agent, while acting in good faith and in the exercise of its own best judgment, except in the case of gross negligence or willful misconduct, and any act done or omitted by it pursuant to the advice of its own attorneys shall be conclusive evidence of such good faith.

6.

The Escrow Agent is hereby expressly authorized to disregard any and all notices or warnings given by any of the parties hereto, or by any other person, firm or corporation, excepting only orders or process of court, and is hereby expressly authorized to comply with and obey any and all process orders, judgments or decrees of any court, and in case the Escrow Agent obeys or complies with any such process, order, judgment or decree of any court it shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance, notwithstanding any such process, order, judgment or decree be subsequently reversed, modified, annulled, set aside or vacated, or found to have been issued or entered without jurisdiction.

7.

In consideration of the acceptance of this Escrow by the Escrow Agent, the undersigned agree, jointly and severally, for themselves, their heirs, legal representatives, successors and assigns, to pay the Escrow Agent its charges hereunder and to indemnify and hold it harmless as to any liability by it incurred to any other person, firm or corporation by reason of its having accepted the same or its carrying out any of the terms thereof, and to reimburse it for all its expenses, including, among other things, counsel fees and court costs incurred in connection herewith.

8.

The Escrow Agent shall be under no duty or obligation to ascertain the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver these instructions or any documents or papers or payments deposited or called for hereunder, and assumes no responsibility or liability for the validity or sufficiency of these instructions or any documents or papers or payments deposited or called for hereunder.

9.	The Escrow Agent shall not be liable for the outlawing of any rights under any statute of limitations or by reason of laches in respect to the Instructions or any documents or papers deposited.
10.

In the event of any dispute between the parties hereto as to the facts of default, the validity or meaning of these Instructions or any other fact or matter relating to the transaction between the parties, the Escrow Agent is instructed as follows:

(a) That it shall be under no obligation to act except under process or order of court, or until it has been adequately indemnified to its full satisfaction, and shall sustain no liability for its failure to act pending such process or court order or indemnification.
(b) That it may in its sole and absolute discretion, deposit the documents described herein or so much thereof as remains in its hands with the then Clerk, or acting Clerk, of the District Court, State of Colorado in whose jurisdiction the subject property lies, and interplead the parties hereto, and upon so depositing such property and filing its complaint in interpleader it shall be relieved of all liability under the terms hereof as to the documents so deposited, and furthermore, the parties hereto for themselves, their heirs, legal representatives, successors and assigns do hereby submit themselves to the jurisdiction of said court and do hereby appoint the then Clerk, or acting Clerk, of said court as their Agent for the service of all process in connection with such proceedings, The institution of any such interpleader action shall not impair the rights of the Escrow Agent under paragraph number 7 above.

Exhibit 1 – Page 5

Exhibit 1 – Page 6

Attachment 2
to
Escrow Instructions

Copies of Agreements

Exhibit 1 – Page 7

Exhibit 2
to
Master Agreement concerning Lease and Option

for Purchase and Sale of Mining Properties

Mining Deed

                THIS MINING DEED is from
_________________________________________________________“Grantor”), to Yellowcake Mining, Inc., a Nevada corporation, whose mailing address is Suite 300 – Guinness Tower, 1055 West Hastings Street, Vancouver, BC, Canada V6E 2E9 (“Grantee”).

          FOR AND IN CONSIDERATION of Ten Dollars ($10.00), and other good and valuable consideration, the receipt and adequacy of which are acknowledged by Grantor, Grantor hereby sells and conveys to Grantee all right, title, interest, agreement, demand and claim whatsoever of Grantor, either in law or equity, whether contingent or vested, in, to and under the Federal unpatented mining claims located in Montrose county, Colorado, and more particularly described on Exhibit A attached hereto (“Mining Properties”) and the lands covered by the Mining Properties (“Lands”), including, without limitation, all beneficial or contingent interests in, to or arising from the Mining Properties or the Lands;

          TO HAVE AND TO HOLD unto Grantee, its successors and assigns forever;

          RESERVING TO GRANTOR, a royalty in all minerals mined and removed from the Mining Properties in the amount and to be calculated as more fully described in Exhibit B attached hereto.

          EXECUTED and delivered this 28th day of December, 2007.

          UNDERSIGNED PARTIES:

Name: _________________________________________________
Address: _______________________________________________

By: ___________________________________________________
Name: _________________________________________________
Authority: ______________________________________________

Exhibit 2 – Page 1

STATE OF_____________________________ )
                                                                                        )SS
COUNTY OF ___________________________)

          This __ day of , 2007, there personally came before me , who, being by me duly sworn, acknowledged that he/she signed the foregoing deed.

_________________________________________________________
NOTARY PUBLIC

STATE OF_____________________________ )
                                                                                        )SS
COUNTY OF ___________________________)

          This __ day of , 2007, there personally came before me , who, being by me duly sworn, acknowledged that he/she signed the foregoing deed.

_________________________________________________________
NOTARY PUBLIC

Exhibit 2 – Page 2

Exhibit A
to
Mining Deed

Mining Properties

Exhibit 2 – Page 3

Exhibit B
to
Mining Deed
Royalty

Exhibit 2 – Page 4